UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

April 14, 2016
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Thursday, June 16, 2016, at 10:00 a.m. (Eastern Daylight Time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.
As permitted by the rules of the Securities and Exchange Commission, we are pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites the stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent to stockholders of record at the close of business on April 8, 2016 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our proxy statement, annual report to stockholders and annual report on Form 10-K and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We also will report on matters of current interest to our stockholders.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by completing, dating, signing and returning the proxy card sent to you in the envelope accompanying the proxy materials. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

Daniel B. Hurwitz Interim President and Chief Executive Officer	John G. Schreiber Chairman of the Board

PROXY VOTING METHODS
If at the close of business on April 8, 2016, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions through the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 3 of the Proxy Statement.
If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your proxy must be received by 11:59 p.m. on June 15, 2016 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
•
Go to the website www.cesvote.com and follow the instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
•
From a touch-tone telephone, dial 1-888-693-8683 and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

BY MAIL
•
Mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card form.

•
Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP INC.
Notice of Annual Meeting of Stockholders
TIME	10:00 a.m. (Eastern Daylight Time) on Thursday, June 16, 2016
PLACE	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
ITEMS OF BUSINESS	1. To elect nine directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Deloitte LLP as our independent registered public accounting firm for 2016.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers, as described in the enclosed proxy statement.
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on April 8, 2016.
VOTING BY PROXY	To ensure your votes are cast, you may authorize a proxy over the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.
By Order of the Board of Directors,
Steven F. Siegel
Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be, on or about April 20, 2016.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 16, 2016: Our proxy statement, annual report to stockholders and annual report on Form 10-K will be available at www.viewproxy.com/brixmor/2016 beginning on April 20, 2016.

BRIXMOR PROPERTY GROUP INC.
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders June 16, 2016 10:00 a.m. (Eastern Daylight Time)
This proxy statement is being furnished by and on behalf of the board of directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2016 annual meeting of stockholders. This proxy statement and our 2015 annual report to stockholders will be available at www.viewproxy.com/brixmor/2016 beginning on April 20, 2016.
General Information
Why am I being provided with these materials?
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on June 16, 2016 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017. For directions to the Annual Meeting you may contact our Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.
What am I voting on?
There are three proposals to be considered and voted on at the Annual Meeting:
•
Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.

•
Proposal No. 2:   Ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for 2016.

•
Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

Who is entitled to vote?
Stockholders as of the close of business on April 8, 2016 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, there were 299,257,744 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•
Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion.
How many votes are required to approve each proposal?
The election of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the nine nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of our directors.
The affirmative vote of a majority of the votes cast on each other proposal at the Annual Meeting will be required to approve the proposal. While the vote on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may instruct your proxy to vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for 2016 (Proposal No. 2) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 3). Abstentions will have no effect on the outcome of Proposals Nos. 2 and 3.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each director nominee listed herein and “FOR” Proposals Nos. 2 and 3.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” each of the nominees for election as directors set forth in this Proxy Statement.

•
“FOR” the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for 2016.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may authorize your proxy by going to www.cesvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-888-693-8683 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

•
By Mail—If you have requested or received a paper copy of the proxy materials by mail, you may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. on June 15, 2016 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 15, 2016.
How do I vote my shares in person at the Annual Meeting?
First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (for example, your broker, bank or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
•
Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 15, 2016;

•
Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on June 15, 2016;

•
Submitting a properly signed proxy card with a later date that is received no later than June 15, 2016; or

•
Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Do I need a ticket to be admitted to the Annual Meeting?
You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Brixmor Property Group Inc. stock, such as a bank or brokerage account statement.
Do I also need to present identification to be admitted to the Annual Meeting?
Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Upon the recommendation of the Nominating and Corporate Governance Committee, nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. All nine nominees currently serve on our board of directors.
All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors in 2016

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

Daniel B. Hurwitz
Director since 2016
Age 52
Mr. Hurwitz has served as our Interim President and Chief Executive Officer and as a Director since February 2016. Effective May 20, 2016, Mr. Hurwitz will step down as our Interim President and Chief Executive Officer but will continue to serve as a member of the Board. Mr. Hurwitz is the founder and chief executive officer of Raider Hill Advisors, LLC, a private real estate investment and retail advisory firm located in New York City. Prior to founding Raider Hill in 2015, Mr. Hurwitz served in numerous executive capacities for DDR Corp. from 1999 to 2015, culminating in the role of chief executive officer from January 2010 to December 2014. DDR Corp. is a NYSE-listed real estate investment trust that owns and manages shopping centers. Mr. Hurwitz is a member of the Board of Directors of General Growth Properties, Inc., a member of International Council of Shopping Centers (ICSC) and a former member of the ICSC Board of Trustees Executive Committee. He also previously served as a member of the NAREIT Executive Board of Governors and Governance Committee in addition to the Board of Directors of DDR Corp, CubeSmart, Sonae Sierra Brasil, SA and Boscovs Department Store, Inc. Mr. Hurwitz is a graduate of Colgate University and currently serves as Chairman of the Colgate University Board of Trustees. In determining that he should serve as a director, our Board considered Mr. Hurwitz’s extensive management experience as chief executive officer of another publicly-traded real estate investment trust, his extensive experience with shopping centers, his extensive experience as a director of other public real estate companies and his position as the Company’s interim President and Chief Executive Officer.

John G. Schreiber
Director and Chairman since 2013
Age 69
Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and was formerly a Partner and was Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone’s real estate investments from 1992 until December 2015. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the board of JMB Realty Corp., Blackstone Mortgage Trust, Inc. and Hilton Worldwide Holdings Inc., is a Trustee of a number of mutual funds managed by T. Rowe Price Associates and is a past board member of General Growth Properties, Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School. In determining that he should serve as a director, our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, particularly in light of his having co-founded Blackstone Real Estate Advisors, as well as his significant experience in serving as a director of various other companies, including real estate companies.

Michael Berman
Director since 2013
Age 58
Mr. Berman has served as a Director since 2013. Mr. Berman is the Executive Vice President and Chief Financial Officer of General Growth Properties, Inc. (“GGP”) and oversees its finance, accounting, capital markets, treasury, investor relations and corporate communications functions. He joined GGP in December 2011, and has over 25 years of combined experience in the real estate and financial industries. From December 2005 until he joined GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. (“ELS”). From September 2003 until December 2005, Mr. Berman served as Vice President, Chief Financial Officer and Treasurer of ELS. During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002, he was a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. Mr. Berman is a member of the Columbia Business School Real Estate Advisory Board. In determining that he should serve as a director, our Board considered Mr. Berman’s extensive experience in the real estate and finance industries, including in the retail property sector in particular, and his familiarity with financial reporting and accounting matters.

Anthony W. Deering
Director since 2013
Age 71
Mr. Deering has served as a Director since 2013. Mr. Deering has served as Chairman of Exeter Capital, LLC, a private investment firm, since November 2004. Prior thereto, Mr. Deering served as Chairman of the Board and Chief Executive Officer of The Rouse Company, a large publicly-traded national real estate company, from 1997 to November 2004. With The Rouse Company since 1972, Mr. Deering previously had served as Vice President and Treasurer, Senior Vice President and Chief Financial Officer and President and Chief Operating Officer. Mr. Deering serves as Lead Independent Director on the Boards of the T. Rowe Price Mutual Funds, is a member of the Board of Directors of Under Armour, Inc., where he serves as a member of the Audit Committee, and is a member of the Deutsche Bank Americas Regional Client Advisory Board. Mr. Deering has served in the past as a director of Vornado Realty Trust and Mercantile Bank. He received a B.S. from Drexel University and an M.B.A. from the Wharton School, University of Pennsylvania. In determining that he should serve as a director, our Board considered Mr. Deering’s extensive experience in the real estate industry, including serving as Chairman of the Board and Chief Executive Officer of The Rouse Company, his familiarity with financial reporting and accounting matters and his significant experience in serving as a director of other public companies.

Thomas W. Dickson
Director since 2015
Age 60
Mr. Dickson has served as a Director since April 2015. Mr. Dickson most recently served as Chief Executive Officer of Harris Teeter, a leading regional supermarket chain of more than 200 supermarkets, primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until Harris Teeter’s sale to The Kroger Co. in January 2014, and also served as Chairman of the Board of Harris Teeter from March 2006 until January 2014. Prior to becoming Chief Executive Officer, Mr. Dickson served as President of Harris Teeter from February 1997 through March 2012 and as Executive Vice President of Harris Teeter from February 1996 to February 1997. From February 1994 to February 1996, Mr. Dickson served as President of American & Efird, Inc., Harris Teeter’s former A&E subsidiary, and from February 1991 to February 1994 he served as Executive Vice President of American & Efird, Inc. He served as Chairman of the Board of The Pantry, Inc. from April 2014 until its sale in March 2015. Mr. Dickson attained a B.A. and M.B.A. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Dickson’s extensive operational experience and expertise in the supermarket grocery business, his broad real estate knowledge and his substantial public company board experience.

Jonathan D. Gray
Director since 2013
Age 46
Mr. Gray has served as a Director since 2013. Mr. Gray is Blackstone’s global head of real estate and a member of the board of directors of Blackstone. He also sits on Blackstone’s management committee. Since joining Blackstone in 1992, Mr. Gray has helped build the largest real estate platform in the world with over $94 billion in investor capital under management as of December 31, 2015. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as Chairman of the Board of Hilton Worldwide Holdings Inc. He is Chairman of the Board of Harlem Village Academies and also serves on the board of Trinity School. In determining that he should serve as a director, our Board considered Mr. Gray’s depth and breadth of success serving as Blackstone’s global head of real estate, the largest real estate platform in the world, as well as the experience he brings, having served on the boards of a diverse group of entities.

William D. Rahm
Director since 2013
Age 37
Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently leads the firm’s real estate investment activities. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. Mr. Rahm serves on the Board of Directors of Extended Stay America, Inc. and as Chairman of the Board of Carefree Communities, Inc. and Great Wolf Resorts, Inc. In determining that he should serve as a director, our Board considered Mr. Rahm’s extensive experience in real estate and investments and his significant understanding of issues and risks that affect the Company.

William J. Stein
Director since 2011
Age 54
Mr. Stein has served as a Director since 2011. Mr. Stein is a Senior Managing Director and Global Head of Asset Management in Blackstone’s Real Estate Group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a B.B.A. from the University of Michigan and an M.B.A. from the University of Chicago. Mr. Stein also serves on the Board of Directors of Hilton Worldwide Holdings Inc. In determining that he should serve as a director, our Board considered Mr. Stein’s extensive tenure with Blackstone involving the direct asset management and asset management oversight of Blackstone’s global real estate assets, as well as his prior executive positions at other real estate advisory firms.

Gabrielle Sulzberger
Director since 2015
Age 55
Ms. Sulzberger has served as a Director since 2015. Ms. Sulzberger is a General Partner of Rustic Canyon/Fontis Partners, L.P. (“RC/Fontis”), a private equity fund, which she co-founded in 2005. During her tenure at RC/Fontis, from October 2011 to February 2013, she served as interim CEO of Johnson Products Company, a portfolio company of RC/Fontis that manufactures hair care products. Previously, from 2002 through 2005, Ms. Sulzberger was Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests. She serves on the Board of Directors of Whole Foods Market, Inc., where she is chairman of the audit committee and serves on the compensation committee, and Teva Pharmaceutical Industries, where she also serves on the audit, compensation and corporate responsibility committees. She has previously served on the Board of Directors of Stage Stores, Inc. and Bright Horizons Family Solutions. Ms. Sulzberger received a J.D. from Harvard Law School, an M.B.A. from Harvard Business School and a B.A. from Princeton University. In determining that she should serve as a director, our Board considered Ms. Sulzberger’s experience as a general partner and manager of a diversified private equity fund, executive positions of several consumer product companies and her audit committee chairman experience at a large public company in the retail sector.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•
our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in future without the approval of our stockholders;

•
our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;

•
we have fully independent audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•
we have opted out of the Maryland business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval; and

•
we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.

The stockholders’ agreement described below under “Transactions with Related Persons” provides that so long as Blackstone and members of management who owned shares prior to our initial public offering, which was completed on November 4, 2013 (the “IPO”), and their affiliates together continue to beneficially own at least 5% of the total Outstanding Brixmor Interests, we are required to nominate a certain number of individuals designated by Blackstone for election as our directors as specified in our stockholders’ agreement. “Outstanding Brixmor Interests” means, collectively, the outstanding shares of our common stock and the common units of partnership interest (“OP Units”) in our operating partnership, Brixmor Operating Partnership LP, a Delaware limited partnership (“Operating Partnership”), held by persons other than our wholly-owned subsidiary BPG Subsidiary Inc., a Delaware corporation (“BPG Subsidiary”), and Brixmor Property Group Inc. (“Outstanding OP Units”). Pursuant to the stockholders’ agreement, Blackstone is entitled to designate three individuals for nomination for election at the Annual Meeting; accordingly, Blackstone has designated, and the Board has selected Messrs. Schreiber, Gray and Stein to be nominated for election as directors at the Annual Meeting. The provisions of the stockholders’ agreement relating to the designation of nominees will remain until the earlier of such time as Blackstone is no longer entitled to nominate a director pursuant to the stockholders’ agreement or such time as Blackstone requests that the stockholders’ agreement terminate. See “Transactions with Related Persons—Stockholders’ Agreement.”

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Deering, Dickson, Rahm and Schreiber and Ms. Sulzberger is independent for purposes of all applicable New York Stock Exchange standards, including with respect to committee service. Our Board has also determined that each of Messrs. Berman and Deering and Ms. Sulzberger is “independent” for purposes of Section 10A(m)(3) and each of Messrs. Dickson and Rahm and Ms. Sulzberger is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Structure

Our Board is led by the Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. Schreiber serves as Chairman, while, as of the date of this proxy statement, Mr. Hurwitz serves as our Interim President and Chief Executive Officer. As of May 20, 2016, James M. Taylor will succeed Mr. Hurwitz as Chief Executive Officer and President. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows the Chief Executive Officer to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel B. Hurwitz
John G. Schreiber
Michael Berman	X, Chair
Anthony W. Deering	X		X
Thomas W. Dickson		X
Jonathan D. Gray
William D. Rahm		X, Chair	X
William J. Stein
Gabrielle Sulzberger	X	X	X, Chair
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2015, the Board held eight meetings, the Audit Committee held eight meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held three meetings. All of our directors attended at least 75% of the aggregate of the meetings of the Board and relevant committee meetings in 2015. Nine directors attended the 2015 annual meeting of stockholders.

Committee Membership

Audit Committee
All members of the Audit Committee are “independent,” consistent with our Audit Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that each of the members of the Audit Committee qualifies as an audit committee financial expert as defined by applicable Securities and Exchange Commission (“SEC”) regulations. The Board reached its conclusion as to Mr. Berman’s qualification based on, among other things, his more than 10 years of experience as the Chief Financial Officer of two public real estate investment trusts. The Board reached its conclusion as to Mr. Deering’s qualification based on, among other things, his more than seven years of experience as either the Chief Executive Officer or the Chief Financial Officer of a large publicly-traded national real estate company. The Board reached its conclusions as to Ms. Sulzberger based on, among other things, her 10 years of experience as a partner at a private equity fund, four years of experience as a chief financial officer and her experience as audit committee chairman of a public company.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Audit Committee Charter, and include among others the following:
•
carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•
selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•
reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•
reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
•
reviewing the work of our internal audit function; and

•
reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
All members of the Compensation Committee are “independent,” in accordance with our Compensation Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Compensation Committee Charter, and include among others the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•
reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•
considering policies and procedures pertaining to expense accounts of senior executives;

•
reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•
monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and

•
reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include, among others, overseeing the preparation of the Compensation Discussion and Analysis and determining whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
In 2015, Michael A. Carroll, our former chief executive officer, generally participated in discussions and deliberations with the Compensation Committee regarding determinations of annual cash incentive awards for our executive officers. Specifically, he made recommendations to the Compensation Committee regarding executive salaries, equity awards, the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Carroll did not participate in deliberations regarding his own compensation.
For 2015, the Compensation Committee engaged the services of FPL Associates L.P. (“FPL”) as its independent outside compensation consultant. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. Neither FPL nor any of its affiliates maintains any other direct or indirect business relationships with the Company. As requested by the Compensation Committee, in 2015, FPL’s services to the Compensation Committee included preparing analyses and recommendations of senior executive compensation levels as compared to the Public REIT Peer Group (See “Compensation Discussion and Analysis—Compensation Determination Process” for a description of the Public REIT Peer Group) and recommending executive compensation program changes, including to the annual cash incentive awards under our annual bonus plan.
Nominating and Corporate Governance Committee
All members of the Nominating and Corporate Governance Committee are “independent,” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Nominating and Corporate Governance Committee Charter, and include among others the following:
•
establishing the criteria for the selection of new directors;

•
identifying and recommending to the Board individuals to be nominated as directors;

•
evaluating candidates for nomination to the Board, including those recommended by stockholders;

•
conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•
considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•
reviewing and recommending the composition and size of the Board;

•
overseeing the evaluation of the Board, its committees, as applicable, and management; and

•
recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any committee.

Oversight of Risk Management

The Board exercises oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements.
Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. In accordance with our Corporate Governance, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit Committee also meets regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Governance page of the Investors section on our website at www.brixmor.com. Any stockholder also may request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.

Stock Ownership Guidelines

The Board implemented stock ownership guidelines effective August 11, 2015. These guidelines are included in our Corporate Governance Guidelines referenced above. Each senior officer (our chief executive officer, chief financial officer and each executive vice president) is expected to own common stock or common stock equivalents equal in market value to a specified multiple of his or her annual base salary. The guideline for our chief executive officer is six times his or her base salary, for our chief financial officer is four times his or her base salary, and for the other senior officers is three times his or her base salary. New officers, including our Interim President and Chief Executive Officer and Interim Chief Financial Officer, that are subject to the ownership guidelines are expected to be in compliance by the fifth anniversary of their appointment to the position that results in application of the ownership guidelines. Each of our current senior officers, other than our Interim President and Chief Executive Officer and

Interim Chief Financial Officer, who have until February 2021 to own the requisite shares of common stock or common stock equivalents under the ownership guidelines, currently owns shares of common stock or common stock equivalents equal to or greater than their respective ownership guideline.
The Board has also established common stock ownership guidelines for our independent directors. Each independent director is expected to own shares of our common stock or common stock equivalents with an aggregate market value not less than five times the cash portion of such independent director’s annual board fee for the preceding year (exclusive of committee or chairperson fees) within five years of joining the Board.
For purposes of these stock ownership guidelines, (i) restricted stock and (ii) earned restricted stock units and LTIP units, which in each case are only subject to a time vesting requirement, shall be counted toward such requirement. The Board may, in its sole discretion, grant exceptions to the above guidelines.

Code of Business Conduct and Ethics and Code of Conduct for Senior Financial Officers

We have a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company and a Code of Conduct for Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions. Each of these codes is available on our internet website www.brixmor.com under Investors: Governance. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone line, in writing, and a website. The toll-free number for directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may also report integrity concerns via the internet. Directors, officers and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chairman of the Audit Committee of the Board of Directors and may be made in person, in writing or through a toll-free phone line. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses overall Board composition considerations, including the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise (although the Board does not have a formal diversity policy), compliance with New York Stock Exchange and SEC board and committee independence requirements and the size of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and his or her ability to work collegially with the other members of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.
When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Each of Messrs. Schreiber, Gray and Stein were recommended by Blackstone as director nominees pursuant to the stockholders’ agreement; each of Messrs. Berman, Deering and Rahm were recommended by management as director nominees; and Mr. Hurwitz is serving as our Interim President and Chief Executive Officer as of the date of this proxy statement. Mr. Dickson and Ms. Sulzberger were initially identified by CT Partners, an executive search firm.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the real estate industry.
In 2016, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration.
Stockholders may also nominate qualified candidates for the Board by complying with the advance notification, timeliness, consent, information and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption “Stockholder Proposals for the 2017 Annual Meeting.”

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Presiding Independent Director or chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees or to any committee of the Board, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by mail to Brixmor Property Group Inc., c/o General Counsel, 450 Lexington Avenue, New York, New York 10017 or (2) sending an email to PresidingIndependentDirector@brixmor com. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Mr. Hurwitz, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2016.” In addition, we have presented biographical information for James M. Taylor, who was appointed by the Board as Chief Executive Officer and President to succeed Mr. Hurwitz, effective May 20, 2016.
Name	Age	Principal Occupation and Other Information
James M. Taylor	49	Mr. Taylor was appointed Chief Executive Officer and President by the Board effective May 20, 2016. He will be appointed to the Board after the Annual Meeting. Accordingly, stockholders will not be asked to vote on the nomination of Mr. Taylor as a director at the Annual Meeting. He served as Executive Vice President— Chief Financial Officer and Treasurer for Federal Realty Investment Trust, a publicly traded real estate investment trust specializing in the ownership, management, and redevelopment of retail and mixed-use properties, since April 2012. He has been responsible for sourcing and evaluating business development opportunities for Federal Realty’s east coast portfolio, as well as for operational oversight of its southeast portfolio, and has served as a member of Federal Realty’s executive and investment committees. Prior to serving as Executive Vice President-Chief Financial Officer and Treasurer, Mr. Taylor served as Executive Vice President of Federal Realty from July 2012 until August 2012. Prior to joining Federal Realty in July 2012, Mr. Taylor served as Senior Managing Director and the head of real estate investment banking at Eastdil Secured and predecessors Wachovia Securities and First Union Securities from 1998 to 2012. Earlier in his career, Mr. Taylor practiced corporate and securities law at the law firm of Hunton & Williams LLP and worked as a senior accountant for PricewaterhouseCoopers LLP. Mr. Taylor received a B.S., Commerce and a J.D. from the University of Virginia.
Barry Lefkowitz	54	Interim Chief Financial Officer since February 2016. From 2014 to February 2016, Mr. Lefkowitz was the President and CEO of Huntington Road Advisors LLC, a real estate investment and advisory firm. Prior to that, he was the Chief Financial Officer of Mack-Cali Realty Corporation, a New York Stock Exchange listed real estate investment trust, from 1996 to 2014. Mr. Lefkowitz oversaw Mack-Cali Realty Corporation’s strategic financial planning and forecasting, financial accounting and reporting, capital markets activities and investor relations. In addition, from 2004, he had been responsible for oversight of the company’s property management and asset management operations. Mr. Lefkowitz served as a Vice President at Mack-Cali Realty Corporation from 1994 to 1997. Prior to joining Mack-Cali Realty Corporation, he served as a Senior Manager at

Name	Age	Principal Occupation and Other Information
		Deloitte LLP, specializing in real estate, with emphasis on mergers and acquisitions. Mr. Lefkowitz is a Member of American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a B.S. degree in Accounting from Brooklyn College.
Brian T. Finnegan	35	Executive Vice President, Leasing since November 2014. From January 2009 through October 2014, Mr. Finnegan served as our Senior Vice President, Leasing & Redevelopment for the West region. Until December 2008, he was Vice President, Redevelopment, and from June 2006 through October 2007 served as Regional Vice President, Leasing. He joined Kramont Realty Trust, a predecessor of Brixmor, in 2004 as a Senior Leasing Associate. Mr. Finnegan received a B.A. from Duquesne University.
Steven F. Siegel	56	Executive Vice President, General Counsel since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.
Michael Hyun	39	Executive Vice President, Chief Investment Officer since December 2015. From July 2005 to November 2015, Mr. Hyun held various positions of increasing seniority at Morgan Stanley, most recently as Executive Director in the real estate investing and investment banking businesses beginning in January 2012. From December 2001 to March 2004, Mr. Hyun served at Greenstreet Capital Partners. My. Hyun is a Chartered Financial Analyst (CFA) charter holder and is a member of the CFA Institute (CFAI), New York Society of Security Analysts (NYSSA), the International Council of Shopping Centers (ICSC) and the Urban Land Institute (ULI). Mr. Hyun received a B.S. from The Wharton School of the University of Pennsylvania and an M.B.A. from Columbia Business School.
Carolyn Carter Singh	53	Executive Vice President, Human Resources & Administration since July 2010. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh received a B.A. from Rowan University.

PROPOSAL NO. 2—RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte LLP to serve as our independent registered public accounting firm for 2016. Deloitte LLP has served as our independent registered public accounting firm since May 2015. Prior to that time, Ernst & Young LLP served as our independent registered public accounting firm.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Deloitte LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions. The Company does not expect a representative from Ernst & Young to be present at the Annual Meeting.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte LLP unless you specify otherwise.
Audit and Non-Audit Fees

In connection with the audit of the 2015 financial statements, we entered into an agreement with Deloitte LLP which sets forth the terms by which Deloitte LLP will perform audit services for the Company.
The following table presents fees for professional services rendered by Deloitte LLP for the audit of our financial statements for 2015 and by Ernst & Young LLP for the audit of our financial statements for 2014 and fees billed for other services rendered by Deloitte LLP and Ernst & Young LLP for those periods:
	2015	2014
Audit Fees(1)	$3,409,075	$1,706,557
Audit-related fees(2)	72,500	493,526
Tax fees(3)	747,982	664,756
All other fees(4)	—	2,172
Total:	$4,229,557	$2,867,011
(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte LLP (for 2015) or Ernst & Young LLP (for 2014 and 2015) for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K. The fees are for services that are normally provided by Deloitte LLP and Ernst & Young LLP in connection with statutory or regulatory filings or engagements. For 2015, $2,115,870 was billed by Deloitte LLP and $1,293,205 was billed by Ernst & Young LLP.

(2)
Includes fees billed in each of the last two fiscal years for services performed by Deloitte LLP (for 2015) or Ernst & Young LLP (for 2014 and 2015) that are related to financial reporting attest services that are not required by statute or regulation. For 2015, $72,500 was billed by Deloitte LLP and $0 was billed by Ernst & Young LLP.

(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte LLP (for 2015) or Ernst & Young LLP (for 2014 and 2015) for tax compliance, tax advice and tax planning. For 2015, $77,745 was billed by Deloitte LLP and $670,237 was billed by Ernst & Young LLP.

(4)
Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Ernst & Young LLP (for 2014), other than those services described above.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte LLP’s and Ernst & Young LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 22 to 46. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal no. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 22 to 32, as well as the discussion regarding the Compensation Committee on pages 12 to 13. The next vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers will take place at the 2017 annual meeting of stockholders.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of ”The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Anthony W. Deering
Gabrielle Sulzberger

Report of the Compensation Committee

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
Thomas W. Dickson
William D. Rahm, Chair
Gabrielle Sulzberger

Compensation of Our Officers
and Directors
Compensation Discussion and Analysis

Recent Management Changes Related to Audit Committee Review
In February 2016, the Company announced the completion of a review by the Audit Committee of certain accounting and financial reporting matters. The Audit Committee review led the Board to conclude that specific Company accounting and financial reporting personnel, in certain instances, were smoothing income items, both up and down, between reporting periods in an effort to achieve consistent quarterly same property net operating income growth, an industry non-GAAP financial measure. The Company also announced that Michael A. Carroll, our former chief executive officer, Michael V. Pappagallo, our former president and chief financial officer, and Steven A. Splain, our former chief accounting officer had resigned. For additional information concerning the findings of the Audit Committee review and related management resignations, see our Form 8-K filed February 8, 2016, and Items 1A and 3 of our Form 10-K filed February 29, 2016.
In accordance with the terms of their previously executed employment agreements, in connection with their resignations, each of Mr. Carroll, Mr. Pappagallo and Mr. Splain received base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to their separation agreements, in accordance with the terms of their previously executed employment agreements, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that had not been transferred at the time of separation were automatically forfeited as of the resignation date; and (ii) any LTIP units that had not vested were automatically forfeited as of the resignation date. Each of Mr. Carroll, Mr. Pappagallo and Mr. Splain and the Company entered into a separation agreement and release in connection with their resignation. These agreements provided, among other things, that subject to the Company’s right to claw back in the event the executive breaches certain provisions of the agreement or is found to have violated federal securities laws, the executive will receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which has been completed and performance targets achieved, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. In addition, Mr. Carroll’s agreement provided that he will receive operating partnership units underlying an LTIP award that relate to a Company performance objective that has already been achieved, subject to such performance objective remaining achieved at December 31, 2016. For additional information concerning the separation agreements, see our Form 8-K filed February 8, 2016.
Following these resignations, the Board of Directors appointed Mr. Hurwitz as interim President and Chief Executive Officer, Mr. Lefkowitz as interim Chief Financial Officer and Mr. Cathers as interim Chief Accounting Officer and Treasurer. Messrs. Hurwitz and Lefkowitz each entered into employment agreements with the Company. For additional information concerning the employment agreements the Company entered into with Messrs. Hurwitz and Lefkowitz, see our Form 8-K filed February 16, 2016.
On April 12, 2016, the Company announced that the Board had appointed Mr. Taylor as Chief Executive Officer and President to succeed Mr. Hurwitz, effective May 20, 2016. For additional information concerning the employment agreement the Company entered into with Mr. Taylor, see our Form 8-K filed April 15, 2016.
Impact of Management Changes on our 2015 Compensation Disclosure
Since these management changes occurred in 2016, they do not impact the determination of our 2015 named executive officers (the “NEOs”). Consequently, four of our six named executive officers, including one officer that left the Company in 2015, are no longer employed by the Company, and our current Interim President and Chief Executive Officer and Interim Chief Financial Officer are not included as named executive officers as they were appointed in February 2016. In the narrative and tabular presentation below, we have delineated between current and former executives, and provided additional disclosure where appropriate regarding the impact of 2016 compensation arrangements on our 2015 compensation disclosure.
Executive Summary of 2015 Compensation
Compensation Year 2015 (“CY2015”) Named Executive Officers—Current Officers
•
Steven F. Siegel, Executive Vice President, General Counsel and Secretary

•
Michael Hyun, Executive Vice President, Chief Investment Officer

CY2015 Named Executive Officers—Former Officers
•
Michael A. Carroll, our former Chief Executive Officer

•
Michael V. Pappagallo, our former President and Chief Financial Officer

•
Steven A. Splain, our former Executive Vice President, Chief Accounting Officer and Treasurer

•
Dean Bernstein, our former Executive Vice President, Acquisitions and Dispositions

As noted above, Messrs. Carroll, Pappagallo and Splain resigned from the Company effective as of February 5, 2016. Mr. Bernstein served as our Executive Vice
President, Acquisitions and Dispositions until December 11, 2015.
Purpose of Compensation Program
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our equity value.
Say on Pay
In 2015, stockholders showed strong support of our executive compensation programs with 99.3% of the votes cast for the approval of the “say on pay” proposal at our 2015 annual meeting of stockholders.

Primary Components of Executive Compensation
Component	Form	Objective & Explanation
Salary	Cash	- Base level compensation, rewards day-to-day performance and standard job duties - Reflects level of responsibilities and experience/tenure
Annual Bonus Plan (“Bonus”)	Cash
-
Earned for achievement of annual performance objectives

-
2015 performance objectives for the NEOs (except Mr. Hyun, who received a $300,000 bonus in lieu of a performance bonus) were Company financial metrics (75%) and Individual Goals (25%)

-
NEOs have bonus ranges with Threshold, Target and Maximum levels represented as percentages of base salary. Performance below Threshold would result in no bonus paid for the respective hurdle

-
Aids in retention

Long Term Incentive (“LTI”)	RSUs or LTIPs
-
Motivates executives to focus on longer term value creation and sustained financial performance

-
Provides alignment of interests with stockholders

-
Performance geared toward total shareholder return over a 3-year period

-
Aids in retention

Target Pay
At CY2015 Target levels, the compensation pay mix for our former chief executive officer and the other NEOs is as follows, illustrating that our program is heavily weighted toward incentive compensation or pay for performance.
Executive Pay Mix at CY2015 Target Levels
Incentive-based pay for all NEOs averages 79% of total pay

Company Performance Versus Metrics
Brixmor’s annual bonus program features best practices, including the incorporation of multiple performance metrics. The financial metrics used are key indicators of the executive team’s effectiveness at leading the broader team in the management of our properties (NOI), our overall business (Adjusted EBITDA) and cash flow (AFFO).
While the LTI program is geared toward relative and absolute total shareholder return (TSR) over a three year period, a portion of the grant under the LTI plan in 2015 included a one-year performance period. The 2015 performance period used a combination of financial metrics (AFFO and EBITDA) and individual goals.
The following illustrates the achievement level of performance versus financial metrics for Brixmor’s 2015 annual bonus plan and long-term incentive plan.

Executive Compensation Philosophy and Corporate Governance
Our compensation philosophy is based on best practices, and our corporate governance standards are designed to align executive compensation with long-term stockholder interests.
What we do:
✓
Structure our Board with experienced leadership including a non-executive Chairman, a Lead Independent Director and knowledgeable committee chairs.

✓
The Compensation Committee conducts regular reviews of compensation strategies and programs, including our compensation risk profile, ensuring policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

✓
The Compensation Committee directly retains the compensation consultant, FPL Associates, and the consultant performs no other services for management.

✓
Compensation programs are designed to reflect our culture of pay for performance—the majority of the NEOs’ Target pay is performance driven.

✓
We have stock ownership guidelines for our executives and directors.

✓
Ensure our LTI program drives long term value creation and aligns interests of executives and stockholders:

-
100% of LTI must be earned–no component is received by executives based solely on time with the company.

-
Once awards are earned, vesting occurs over multiple years as a form of retention.

-
Dividends on restricted stock units are only paid on earned units and accrue during the vesting period.

-
Program contains a claw back provision.

What we do not do:
X
We do not offer excessive perquisites or special health and welfare plans to executives.

X
Policy prohibits NEOs, our interim President and Chief Executive Officer, interim Chief Financial Officer and Board members from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities.

Executive Compensation Objectives and Philosophy
Our primary executive compensation objectives are to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, create and maintain our long-term equity value;

•
reward senior management in a manner aligned with our financial performance and individual goals; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) annual cash incentive compensation; (3) long-term equity compensation; (4) other employee benefits and perquisites; and (5) severance benefits.
Say-on-Pay and Say-on-Frequency Votes
Each year, the Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2015, stockholders showed strong support of our executive compensation programs, with 99.3% of the votes cast for the approval of the “say-on-pay” proposal at our 2015 annual meeting of stockholders. The Compensation Committee is committed to continuing the alignment of our named executive officers’ compensation with the Company’s performance that the Compensation Committee believes elicited almost unanimous stockholder support.
In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2014 annual meeting of stockholders, the Board decided that Brixmor will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company’s 2020 annual meeting.
Compensation Determination Process
Role of the Compensation Committee and Management
The Compensation Committee of our Board is responsible for determining the compensation of our

Chief Executive Officer and our other executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
Our Chief Executive Officer works closely with the Compensation Committee in managing our executive compensation program and he attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Our Chief Executive Officer does not participate in discussions with the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
For 2015, we engaged a compensation consultant, FPL, to assist us in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our named executive officers. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. FPL’s services to the
Compensation Committee included (1) reviewing size and performance statistics for the Company and the Public REIT Peer Group (2) preparing analyses and recommendations of the Company’s five highest executive compensation levels as compared to the Public REIT Peer Group (3) preparing competitive benchmarking on an individual and pay component basis and (4) analyzing executive compensation program changes at peer firms, including to the long-term incentive program design.
Use of Comparative Market Data
As requested by the Compensation Committee, in 2015, FPL, using their proprietary database that reflects information collected primarily via FPL projects, FPL surveys, and public filings, focused on six compensation components: (1) base salary, (2) target annual bonus, (3) actual annual bonus, (4) target total annual cash compensation, (5) long-term incentive and (6) total remuneration. The Compensation Committee, in its discretion in setting the compensation elements and levels for the named executive officers, took this data into consideration. Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.
The Public REIT Peer Group consists of 12 companies comparable to Brixmor in terms of property focus, size and/or geography. In 2015, the Public REIT Peer Group included:

Public REIT Peer Group
AvalonBay Communities, Inc.	Host Hotels & Resorts, Inc.
CBL & Associates Properties, Inc.	Kimco Realty Corporation
DDR Corp.	Macerich Company
Digital Realty Trust, Inc.	Regency Centers Corporation
Equity One, Inc.	Taubman Centers, Inc.
Federal Realty Investment Trust	Weingarten Realty Investors
Compensation Elements
Base Salary
Base salary compensates our executives for performing the day-to-day requirements of their positions and provides them with a minimum level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect that executive officer’s performance, experience and breadth of responsibilities, salaries for similar positions within the community and in our industry generally, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers” below. Each executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to deal with competitive pressures or changes in job responsibilities.

In March 2015, as part of the annual merit review, the Compensation Committee determined that the named executive officer salaries would not be increased and would remain at current levels.

The following table reflects our named executive officers’ base salaries at the end of 2015.
Name	Base Salary as of December 31, 2015
Current Officers
Steven F. Siegel		$450,000
Michael Hyun		$370,000(1)
Former Officers
Michael A. Carroll		$800,000
Michael V. Pappagallo		$750,000
Steven A. Splain		$350,000
Dean Bernstein	$	—(2)
(1)
Represents Mr. Hyun’s base salary in CY2015 on an annualized basis. Mr. Hyun’s base salary was prorated from December 14, 2015, the date he joined the Company.

(2)
Mr. Bernstein was not employed by the company as of December 31, 2015. His annualized base salary for CY2015 was $400,000.

Annual Cash Incentive Compensation
In order to motivate our named executive officers to achieve short-term performance goals and tie a portion of their cash compensation to actual performance, each named executive officer is eligible for annual cash incentive awards under our annual bonus plan (“Annual Bonus Plan”) based on achievement of corporate financial targets and individual qualitative goals, each set at the beginning of a fiscal year, with the threshold, target and maximum payout amounts based on a percentage of the named executive officer’s base salary. The named executive officers’ threshold, target and maximum payout amounts were as follows based on the following percentages provided in their respective employment agreements.
Name	Threshold	Target	Maximum
Current Officers
Steven F. Siegel	49%	65%	85%
Michael Hyun(1)	56%	75%	125%
Former Officers
Michael A. Carroll	100%	150%	200%
Michael V. Pappagallo	75%	100%	150%
Steven A. Splain	45%	60%	80%
Dean Bernstein	49%	65%	85%
(1)
Threshold, target and maximum amounts beginning for the 2016 compensation year. For CY2015, Mr. Hyun was paid a $300,000 bonus in March 2016 in lieu of a percentage of annual salary pursuant to the terms of his employment agreement.

Corporate Financial Metrics
For fiscal 2015, the Annual Bonus Plan was based on our achievement against three corporate financial metrics, expressed on a per share basis: net operating income, adjusted funds from operations (“AFFO”) and adjusted EBITDA. We calculate cash net operating income as total property revenues (excluding straight-line rent and above- and below-market rent amortization) less direct property operating expenses from the properties owned by the Company as well as the Company’s proportionate share of cash net operating income from its unconsolidated joint ventures. We calculate AFFO by adjusting FFO attributable to stockholders and non-controlling interest convertible into common stock (as defined on page 50 of our Annual Report on Form 10-K filed on February 29, 2016) for the impact of certain non-cash items (such as straight-line rent), recurring capital expenditures, and other items not indicative of the Company’s operating performance. We calculate adjusted EBITDA by adjusting our net income to exclude interest expense, taxes, depreciation and amortization, gain on disposition of operating properties, gain or loss on extinguishment of debt (net), impairment of real estate assets, certain non-operating items (such as non-recurring charges related to the pre-IPO compensation programs, executive severance expenses, property acquisition related items, stockholder equity offering expenses, and investigative costs) and the impact of certain non-cash items (such as straight-line rent).
The Annual Bonus Plan for 2015 was structured to reward Messrs. Carroll, Pappagallo, Splain, Bernstein and Siegel based on the foregoing three corporate financial metrics (75% of the bonus) and based on individual performance criteria (25% of the bonus). Mr. Bernstein was not an employee as of December 31, 2015 but was paid an Annual Bonus for 2015 pursuant to his employment agreement based on target performance prorated through December 11, 2015, the date his employment with the Company terminated. Messrs. Carroll, Pappagallo and Splain resigned in February 2016, after the bonus was earned but before it was calculated and paid. In accordance with their employment agreements, Messrs. Carroll, Pappagallo and Splain were paid an Annual Bonus for 2015 based on actual performance of the three corporate financial metrics and assumed target performance of the individual performance criteria. Mr. Hyun was paid a fixed bonus in accordance with the terms of his employment agreement and not pursuant to the Annual Bonus Plan for 2015.
Individual Qualitative Goals of Current Officers
Mr. Siegel’s individual goals included assistance in connection with secondary equity offerings and Company public debt financings, implementation of the Company’s DRIP program, completion of certain tasks in connection with the Company’s equity compensation program, effective cost saving renewals of the Company’s insurance programs, and overseeing and resolving various other legal matters. In connection with the Annual Bonus Plan for 2015, the Compensation Committee determined that Mr. Siegel achieved between target and maximum with respect to his individual performance goals.

2015 Annual Bonus Plan Metrics and Weight
The following table shows the weighting assigned to each NEO for each fiscal 2015 Annual Bonus Plan performance metric:
Name	Net Operating Income	Adjusted EBITDA	Adjusted Funds From Operations	Individual Component
Current Officers
Steven F. Siegel	25%	25%	25%	25%
Michael Hyun(1)	—	—	—	—
Former Officers
Michael A. Carroll	25%	25%	25%	25%
Michael V. Pappagallo	25%	25%	25%	25%
Steven A. Splain	25%	25%	25%	25%
(1)
For CY2015, Mr. Hyun was paid a $300,000 bonus in March 2016 pursuant to his employment agreement.

2015 Annual Bonus Plan Corporate Financial Performance Targets and Results
The table below sets forth, on a per share amount, the threshold, target, and maximum performance goals for each fiscal 2015 Annual Bonus Plan corporate financial metric, as well as actual per share performance results for 2015. Actual payouts between the threshold, target and maximum amounts were interpolated on a linear basis.
Metric	2015 Threshold	2015 Target	2015 Maximum	2015 Results
Net Operating Income	$2.86	$2.87	$2.88	2.87
Adjusted EBITDA	$2.77	$2.79	$2.81	2.80
Adjusted Funds From Operations	$1.33	$1.36	$1.39	1.42

2015 Annual Bonus Plan Awards Paid
As detailed in the following table, actual amounts paid under the Annual Bonus Plan for fiscal 2015 were as follows:
Name	2015 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Potential	Combined Achievement Factor as a Percentage of Target	2015 Annual Bonus
Current Officers
Steven F. Siegel	$450,000	65%	$292,500	115%	$337,500
Michael Hyun(1)	$370,000	—	—	—	—
Former Officers
Michael A. Carroll	$800,000	150%	$1,200,000	113%	$1,350,000
Michael V. Pappagallo	$750,000	100%	$750,000	119%	$890,625
Steven A. Splain	$350,000	60%	$210,000	113%	$236,250
(1)
Pursuant to his employment agreement, Mr. Hyun was paid a cash bonus of  $300,000 for 2015.

Long-Term Equity Compensation
In March 2014, the Board approved the establishment of a new long-term incentive program pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”) with performance measurement geared toward total shareholder return over a three year period and approved the granting of equity-based awards in the form of restricted stock units (“RSUs”) or, at the election of the executive, LTIP Units, which are described below. Messrs. Carroll and Pappagallo elected to receive LTIP Units; our other NEOs at the time received RSUs. This plan was put in place to align the Company’s long-term incentive awards with competitive practices and stockholder interests and support the objectives of long-term value creation.
Accordingly, the Board elected to move toward a three-year performance period, with the initial grant under the plan including transition grants with a one and two year performance measurement period.
RSUs and LTIP Units are granted under the long-term equity compensation program on an annual basis. In 2015, the aggregate number of RSUs or LTIP Units granted to our named executive officers assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) was 147,826 for Mr. Carroll, 86,957 for Mr. Pappagallo, 39,130 for Mr. Siegel, and 26,087 for Mr. Splain.
The RSUs and LTIP Units are each subject to the performance-based and service-based vesting and forfeiture conditions described below.
Terms of the RSUs and LTIP Units
In order to facilitate the transition to equity-based awards following the IPO, the initial grants of RSUs and LTIP Units (collectively, the “units”) made in 2014 were divided into three tranches, with the award more heavily weighted on the third tranche, which has a three-year performance period. The first and second tranches are measured over one-year and two-year performance periods, respectively. The 2015 grants of RSUs and LTIP Units were divided into a one-year performance period tranche and a three-year performance period tranche, with the award more heavily weighted on the three-year tranche.
Under the terms of the award agreements, each executive can achieve a threshold, target, and maximum number of units in respect of each tranche. The number of units actually earned for each tranche is determined based on actual performance during the specified performance period, and the earned units are then further subject to time-based vesting conditions. During 2015 the performance periods for the second tranche of the 2014 award and the one-year tranche of the 2015 award were completed.
The performance criteria for the second tranche of the 2014 award, which comprises one-third (1/3rd) of the total 2014 award grant, are Adjusted EBITDA per share (37.5% of such units), AFFO per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2014 and ending December 31, 2015. The total number of units that are earned based on the Adjusted EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2015, and the remaining 50% become vested on January 1, 2017, in each case subject to continued employment.

The table below sets forth the threshold, target, and maximum performance goals, on a per share amount, for each of the corporate performance criteria for the second tranche of the 2014 award.

Level of Achievement	Cumulative Adjusted EBITDA per share Achieved	Cumulative AFFO per share Achieved	Percentage of Award Earned
Below Threshold	Less than $5.56	Less than $2.61	0%
Threshold	$5.56	$2.61	50%
Target	$5.59	$2.66	100%
Maximum	$5.64	$2.73	150%
For the performance period from January 1, 2014 to December 31, 2015, the Company achieved cumulative Adjusted EBITDA per share of $5.56, resulting in an achievement factor of 50% of the target amount and cumulative AFFO per share of $2.67, resulting in an achievement factor of 107.14% of the target amount. Individual goals for the January 1, 2014 to December 31, 2015 performance period included, for Mr. Siegel, assistance in connection with secondary equity offerings and Company public debt financings, implementation of the Company’s DRIP program, completion of certain tasks in connection with the Company’s equity compensation program, effective cost saving renewals of the Company’s insurance programs, and overseeing and resolving various other legal matters. As noted above, pursuant to their separation agreements the individual goals for Messrs. Carroll, Pappagallo and Splain were assumed not to have been satisfied. The Compensation Committee considered the performance of Mr. Siegel and determined that he achieved his goals that were necessary to receive the target amount for the individual goal component.
The performance criteria for the one-year tranche of the 2015 award, which comprises one-third (1/3rd) of the total 2015 award grant, are Adjusted EBITDA per share (37.5% of such units), AFFO per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2015 and ending December 31, 2015. The total number of units that are earned based on the Adjusted EBITDA per share and AFFO per share targets is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2015, 25% on January 1, 2017 and 25% of January 1, 2018, in each case subject to continued employment.
The table below sets forth the threshold, target, and maximum performance goals, on a per share amount, for each of the corporate performance criteria for the one-year tranche of the 2015 award.

Level of Achievement	Adjusted EBITDA per share Achieved	AFFO per share Achieved	Percentage of Award Earned
Below Threshold	Less than $2.77	Less than $1.33	0%
Threshold	$2.77	$1.33	50%
Target	$2.79	$1.36	100%
Maximum	$2.81	$1.39	150%
For the performance period from January 1, 2015 to December 31, 2015, the Company achieved Adjusted EBITDA per share of  $2.80, resulting in an achievement factor of 125% of the target amount and AFFO per share of  $1.42, resulting in an achievement factor of 150% of the target amount. Individual goals for the January 1, 2015 to December 31, 2015 performance period included, for Mr. Siegel, assistance in connection with secondary equity offerings and Company public debt financings, implementation of the Company’s DRIP program, completion of certain tasks in connection with the
Company’s equity compensation program, effective cost saving renewals of the Company’s insurance programs, and overseeing and resolving various other legal matters. As noted above, pursuant to their separation agreements the individual goals for Messrs. Carroll, Pappagallo and Splain were assumed not to have been satisfied. The Compensation Committee considered the performance of Mr. Siegel and determined that he achieved his goals that were necessary to receive the target amount for the individual goal component.

The performance criteria for the third tranche of the 2014 award and three-year tranche of the 2015 award, which comprise 50% of the total 2014 award grant and 66 2/3% of the total 2015 award grant, respectively, are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such units), an absolute total shareholder return (“Absolute TSR”) (20% of such units), and a company-wide strategic objective (20% of such units). The performance period for the third tranche of the 2014 award began October 29, 2013 and ends December 31, 2016, while the performance period for the three-year tranche of the 2015 award began January 1, 2015 and ends December 31, 2017. The total number of units that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For 2014 units that are earned, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2016, 25% become vested on January 1, 2018, and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment. For 2015 units that are earned, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2017, 25% become vested on January 1, 2019, and the remaining 25% become vested on January 1, 2020, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT U.S. Shopping Centers Index (the “Index”) as the peer index. No units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	More than 250 bps below index return	0%
Threshold	250 bps or less below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps or more over index return	150%
For the Absolute TSR component, no units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	Less than 6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
LTIP Units
LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OP Units. LTIP Units initially will not have full parity, on a per unit basis, with OP Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP Units, at which time vested LTIP Units may be converted into OP Units on a one-for-one basis. Holders of OP Units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP Units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP Units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.
Other Employee Benefits & Perquisites
We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time that are available to all employees. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k), on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s contribution in order to encourage employee participation. Our named executive officers also receive supplemental long-term disability coverage, medical and dental benefits and, in limited circumstances, modest perquisites such as automobile use. These other employee benefits perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.
Severance Benefits
The board believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.
As discussed above, each of Mr. Carroll, Mr. Pappagallo and Mr. Splain and the Company entered into a separation agreement and release in connection with their resignation. These agreements provided, among other things, that subject to the Company’s right to claw back in the event the executive breaches certain provisions of the agreement or is found to have violated federal securities laws, the executive will receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which has been completed and performance targets achieved, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. In addition, Mr. Carroll’s agreement provided that he will receive operating partnership units underlying an LTIP award that relate to a Company performance objective that has already been achieved, subject to such performance objective remaining achieved at December 31, 2016. For additional information concerning the separation agreements, see our Form 8-K filed February 8, 2016.

Compensation Actions Taken During 2016

Executive Officer Employment Agreements
In April 2016, the Board of Directors appointed Mr. Taylor as Chief Executive Officer and President to succeed Mr. Hurwitz, effective May 20, 2016. Mr. Taylor entered into an employment agreement with the Company.
Taylor Employment Agreement
The term of Mr. Taylor’s employment agreement is from May 20, 2016 to May 20, 2021 and may be terminated by either the Company or Mr. Taylor at any time and for any reason with proper notice. The agreement provides that the Company will pay
Mr. Taylor an annual base salary of  $800,000, subject to increases as may be approved by the Board. Mr. Taylor is also eligible to receive an annual cash bonus based on the achievement of performance objectives, metrics and targets adopted by the Board or Compensation Committee of the Board (the “Compensation Committee”) based on a percentage of his annual base salary, as follows: 100% of his annual base salary if threshold performance objectives are met; 125% of his annual base salary if target performance objectives are met and up to a maximum of 200% of his base salary for top performance. For 2016, the calculation of the annual bonus will be the same as for subsequent years, except that Mr. Taylor’s bonus for the time he serves in 2016 will in no event be less than $620,000. In addition, Mr. Taylor will receive a cash signing bonus of  $154,964 within 60 days of the Effective Date. Mr. Taylor will also receive (i) a grant of 203,590 restricted stock units, which will vest ratably over three years, commencing on May 20, 2017 and (ii) a grant of restricted stock units that will vest depending on the achievement of performance conditions over one-year and three-year periods (“2016 Performance RSUs”). The performance conditions of the 2016 Performance RSUs are consistent with the performance conditions of grants made to other Company senior executives in March 2016, as described below. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria determined by the Compensation Committee) is 50,077.
For additional information concerning this employment agreement, see our Form 8-K filed April 15, 2016
Hurwitz and Lefkowitz Employment Agreements
In February 2016, the Board of Directors appointed Mr. Hurwitz as interim President and Chief Executive Officer and Mr. Lefkowitz as interim Chief Financial Officer. Messrs. Hurwitz and Lefkowitz each entered into employment agreements with the Company.
The term of the Mr. Hurwitz’s employment agreement is from February 7, 2016 to August 7, 2016 and thereafter is automatically extended for successive one month terms unless it is terminated. The agreement provides that Mr. Hurwitz’s compensation shall be $300,000 per month. The cash component of $200,000 shall be paid in regular monthly installments in accordance with the Company’s usual payment practices. The equity component for the initial six month term will be paid in the form of  $600,000 of restricted stock, based on the closing price of the common stock on the business day preceding the grant date, and will vest upon completion of the six month term or upon Mr. Hurwitz’s earlier termination by the Company. With respect to any subsequent one month term, Mr. Hurwitz will be paid the same monthly compensation, with the $100,000 of restricted stock being granted at the beginning of each such month.
The term of the Mr. Lefkowitz’s employment agreement is from February 12, 2016 to August 12, 2016 and thereafter is automatically extended for successive one month terms unless it is terminated. The agreement provides that Mr. Lefkowitz’s base salary shall be $125,000 per month, which shall be paid in regular installments in accordance with the Company’s usual payment practices. Additionally, under the award agreement entered into between Mr. Lefkowitz and the Company in connection with his employment agreement, he received restricted common stock having a value equal to $150,000, based on the closing price of the common stock on the business day preceding the grant date. The award will vest upon completion of six months of employment or upon Mr. Lefkowitz’s earlier termination by the Company.
For additional information concerning these employment agreements, see our Form 8-K filed February 16, 2016.
Base Salaries
In March 2016, the Compensation Committee determined that with respect to our named executive officers that are current employees, base salaries for 2016 would remain unchanged from 2015. The base salaries of our interim President and Chief Executive Officer and interim Chief Financial Officer are provided for in their employment agreements.
Equity-Based Awards
In March 2016, the Compensation Committee approved annual equity-based awards for our named executive officers that are current employees under the Equity Incentive Plan. The aggregate number of RSUs assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) is 49,731 for Mr. Siegel, and 51,075 for Mr. Hyun.
The RSUs are each subject to the performance-based and service-based vesting and forfeiture conditions described below.
Vesting Conditions Applicable to RSUs
Under the terms of the RSUs, the number of RSUs actually earned is determined based on performance during a specified performance period, and the earned RSUs are then further subject to time-based vesting conditions. The RSUs have one-year and three-year performance based vesting conditions.
The performance criteria for the three-year performance component of the 2016 award, which comprises two-thirds of the total award grant, are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such RSUs), an absolute total shareholder return (“Absolute TSR”) (20% of such RSUs), and a company-wide strategic objective (20% of such RSUs), in each case for the period beginning January 1, 2016 and ending December 31, 2018. The total number of RSUs that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For RSUs that are earned pursuant to the three-year performance component, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2018, 25% become vested on January 1, 2020, and the remaining 25% become vested on January 1, 2021, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT US Shopping Centers Index (the “Index”) as the peer index. No RSUs are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	More than 250 bps below index return	0%
Threshold	250 bps or less below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps or more over index return	150%
For the Absolute TSR component, no RSUs are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	Less than 6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
The performance criteria for the one-year performance component of the 2016 award, which comprises one-third of the total award grant, is Adjusted EBITDA per share (75% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2016 and ending December 31, 2016. The total number of units that are earned based on the Adjusted EBITDA per share target is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. Following the date performance is measured by the Compensation Committee following December 31, 2016, 50% of the earned units become vested as of such date, 25% become vested on January 1, 2018 and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment.
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of the change in control (or target performance, in the case of company-wide strategic objectives or individual performance criteria).
Dividend rights with respect to earned awards and clawback covenants are unchanged from 2015 awards.
Annual Cash Incentive Plan Financial Metrics
In March 2016, the Compensation Committee determined that the Annual Bonus Plan for fiscal 2016 will reward our named executive officers that are current employees 75% based on corporate financial metrics and 25% based on individual goals. Our interim President and Chief Executive Officer and interim Chief Financial Officer are not participating in the Annual Bonus Plan.
The threshold, target and maximum payout amounts will continue to be based on a percentage of their base salary for fiscal 2016.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for 2015, 2014 and 2013 for services rendered to us during the respective fiscal years. Mr. Splain was not a named executive officer in 2013, and Mr. Hyun was not a named executive officer in 2013 or 2014; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the year that those individuals were not named executive officers is not included in the table below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Current Officers
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2015	450,000	—	891,381	—	337,500	—	24,853	1,703,734
	2014	450,000	400,000	932,940	—	330,008	—	26,992	2,139,940
	2013	440,343	362,957	1,175,878	—	364,395	—	28,992	2,372,565
Michael Hyun Chief Investment Officer	2015	13,703	300,000	3,200,000	—	—	—	—	3,513,703
Former Officers
Michael A. Carroll Chief Executive Officer and Director	2015	800,000	—	3,441,389	—	1,350,000	—	38,882	5,630,271
	2014	800,000	1,000,000	3,524,440	—	955,600	—	35,029	6,315,069
	2013	800,000	554,431	2,939,641	—	1,110,100	—	180,411	5,584,583
Michael V. Pappagallo President and Chief Financial Officer	2015	750,000	—	2,024,358	—	890,625	—	27,132	3,692,115
	2014	750,000	—	2,073,200	—	895,875	—	28,145	3,747,220
	2013	432,692	—	6,772,926	—	667,516	—	16,752	7,889,886
Steven A. Splain Executive Vice President and Chief Accounting Officer	2015	350,000	—	594,261	—	236,250	—	26,968	1,207,479
	2014	350,000	300,000	621,960	—	239,173	—	27,973	1,539,106
Dean Bernstein Executive Vice President, Acquisitions and Dispositions	2015	385,185	—	643,785	—	245,753	—	1,488,193	2,762,916
	2014	400,000	350,000	673,790	—	278,340	—	25,963	1,728,093
	2013	394,361	305,914	737,920	—	326,343	—	22,452	1,786,990
(1)
Amounts reported in fiscal 2015 include the aggregate grant date fair value of the RSUs or LTIP Units, as applicable, granted to the NEO in 2015, each calculated in accordance with FASB ASC Topic 718. The amounts for Messrs. Carroll, Pappagallo and Splain have not been adjusted to reflect the awards forfeited in connection with their resignations. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers.” Messrs. Carroll and Pappagallo elected to receive LTIP Units and Messrs. Siegel, Splain and Bernstein received RSUs. Mr. Hyun received RSUs pursuant to the terms of his employment agreement. The grant date fair value calculation assumes that the target level of performance is achieved. For more information on methodologies made when calculating the grant date fair value of the RSUs and LTIP Units are found in Notes 1 (Nature of Business and Financial Statement Presentation) and 10 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Amounts reported in fiscal 2015 reflect cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based targets, the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the Annual Bonus Payments is described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Compensation.” Mr. Bernstein was not an employee as of December 31, 2015 but was paid an Annual Bonus for 2015 pursuant to his employment agreement based on target performance, prorated through December 11, 2015

(3)
We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(4)
All Other Compensation for 2015 for each named executive officer includes the following:

Name	Year	Insurance Costs(a)	Company Contribution to Defined Contribution Plans(b)	Use of Company Auto	Accrued Vacation and Personal Time(c)	Severance(d)	Total
Current Officers
Steven F. Siegel	2015	$16,903	$7,950	—	—	—	$24,853
Michael Hyun	2015	—	—	—	—	—	—
Former Officers
Michael A. Carroll	2015	19,182	7,950	11,750	—	—	38,882
Michael V. Pappagallo	2015	19,182	7,950	—	—	—	27,132
Steven A. Splain	2015	19,018	7,950	—	—	—	26,968
Dean Bernstein	2015	16,528	7,950	—	$59,032	$1,404,683	1,488,193
(a)
Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums.

(b)
Represents the employer’s 401(k) plan matching contributions.

(c)
Represents payments made to Mr. Bernstein for accrued and unused vacation and personal time in connection with his separation from the Company.

(d)
Represents severance payments made to Mr. Bernstein on December 31, 2015 pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers—Mr. Bernstein.”

Fiscal 2015 Grants of Plan-Based Awards Table

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2015 to help explain information provided above in our Summary Compensation Table. The amounts for Messrs. Carroll, Pappagallo and Splain have not been adjusted to reflect the awards forfeited in connection with their resignations. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers.”
Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current Officers
Steven F. Siegel	—	220,500	292,500	382,500	—	—	—	—
	2/24/15	—	—	—	23,803	39,130	54,455	891,381
Michael Hyun	—	—	—	—	—	—	—	—
	10/13/15	—	—	—	—	128,876	—	3,200,000
Former Officers
Michael A. Carroll	—	800,000	1,200,000	1,600,000	—	—	—	—
	2/24/15	—	—	—	89,927	147,826	205,724	3,441,389
Michael V. Pappagallo	—	562,500	750,000	1,125,000	—	—	—	—
	2/24/15	—	—	—	52,898	86,957	121,014	2,024,358
Steven A. Splain	—	157,500	210,000	280,000	—	—	—	—
	2/24/15	—	—	—	15,869	26,087	36,304	594,261
Dean Bernstein	—	196,000	260,000	340,000				—
	2/24/15	—	—	—	17,192	28,261	39,330	643,785
(1)
Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. The actual amounts paid, together with other cash incentive compensation paid to each named executive officer during 2015, are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.

(2)
Reflects performance-based RSUs or LTIP Units granted during 2015. Messrs. Carroll and Pappagallo elected to receive LTIP Units and Messrs. Siegel, Splain and Bernstein received RSUs. Mr. Hyun received RSUs pursuant to the terms of his employment agreement. See “Compensation Discussion and Analysis—Long-Term Equity Compensation.”

(3)
Represents the grant date fair value of the performance-based RSUs or LTIP Units, as applicable, granted during 2015 calculated in accordance with FASB ASC Topic 718 and as described in footnote 1 to the “Summary Compensation Table.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

As previously discussed in “Compensation Discussion and Analysis” above, four of our six named executive officers are no longer employees of the Company. Mr. Carroll, our former chief executive officer, Mr. Pappagallo, our former president and chief financial officer, and Mr. Splain, our former chief accounting officer, resigned in February 2016, and Mr. Bernstein separated from the Company in December 2015. The principal terms of each of their employment agreements, which are relevant to understanding their 2015 compensation, are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.” Each of these former officers also entered into separation agreements with the Company in connection with their resignations, the principle terms of which are summarized below.
The principal terms of the employment agreements of Messrs. Siegel and Hyun are also summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.”
In February 2016, the Company entered into employment agreements with Mr. Hurwitz, the Company’s interim President and Chief Executive Officer as of the date of this proxy statement, and Mr. Lefkowitz, the Company’s interim Chief Financial Officer as of the date of this proxy statement. In April 2016, the Company entered into an employment agreement with Mr. Taylor, who the Board has appointed as Chief Executive Officer and President, effective May 20, 2016. These agreements are summarized above in “Compensation Actions Taken During 2016.”
Employment Agreements with our Named Executive Officers
The employment agreements with each named executive officer contain substantially similar terms. Each of the employment agreements provides for a term ending on November 1, 2014 (or, in the case of Mr. Pappagallo, May 20, 2016), and extends automatically for additional one-year periods unless either the Company or the executive elects not to extend the term. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified financial and individual goals for fiscal years 2014 and beyond. If these goals are achieved, each executive may receive an annual incentive cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.
Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, including, a material reduction in the executive’s annual or incentive compensation, where the executive’s compensation or other material employee benefit is not paid when due, upon a material reduction in the executive’s authority or responsibilities, upon specified relocation events or where BPG Subsidiary elects not to renew the executive’s employment agreement, subject, in each case, to specified notice and cure periods.
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees and customers and affiliates at all times during the named executive officer’s employment, and for two years after specified terminations of the named executive officer’s employment (other than for cause and, as to the non-compete, other than a termination that occurs after Blackstone ceases to beneficially own any of our common stock).
Following are the individual provisions of the employment agreements of our named executive officers that are no longer employees of the Company.
Carroll Employment Agreement.   Mr. Carroll’s employment agreement provided that Mr. Carroll was to serve as Chief Executive Officer and was eligible to receive an annual base salary of $800,000, subject to such periodic adjustments as approved by our board. Mr. Carroll was also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives were met, 100% of his annual base salary if target performance objectives were met and up to a maximum of 150% of his base salary for top performance, subject to such periodic adjustments as approved by our board. The board adjusted these percentages for 2015 to 100% of his annual base salary if threshold performance objectives were met, 150% of his base salary if target performance objectives were met and up to a maximum of 200% of his base salary for top performance, as discussed in “Compensation Discussion and Analysis” above.
Pappagallo Employment Agreement.    Mr. Pappagallo’s employment agreement provided that Mr. Pappagallo was to serve as President and Chief Financial Officer and was eligible to receive an annual base salary of $750,000, subject to periodic adjustments as approved by our board. Mr. Pappagallo was also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives were met, 100% of his annual base salary if target performance objectives were met, and up to a maximum of 150% of his base salary for top performance.
Splain Employment Agreement.   Mr. Splain’s employment agreement provided that he was to serve as Executive Vice President, Chief Accounting Officer and was eligible to receive an annual base salary of $330,000, subject to such periodic adjustments as approved by our board. Mr. Splain was also eligible to receive an annual bonus of 45% of his annual base salary if threshold performance objectives were met, 60% of his annual base salary if target performance objectives were met and up to a maximum of 80% of his base salary for top performance.
Bernstein Employment Agreement.   Mr. Bernstein’s employment agreement provided that he was to serve as Executive Vice President, Acquisitions and Dispositions and was eligible to receive an annual base salary of  $377,216, subject to such periodic adjustments as approved by our board. Mr. Bernstein was also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives were met, 65% of his annual base salary if target performance objectives were met and up to a maximum of 85% of his base salary for top performance.
Following are the individual provisions of the employment agreements of our named executive officers that are currently officers of the Company.
Siegel Employment Agreement.   Mr. Siegel’s employment agreement provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive an annual base salary of $421,199, subject to such periodic adjustments as may be approved by our board. Mr. Siegel is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his base salary for top performance.
Hyun Employment Agreement.   Mr. Hyun’s employment agreement provides that he is to serve as Chief Investment Officer and is eligible to receive an annual base salary of  $370,000, subject to such periodic adjustments as may be approved by our board. In 2015, Mr. Hyun was eligible for a $300,000 bonus, which was paid in March 2016. Beginning in 2016, Mr. Hyun is also eligible to receive an annual bonus of 56% of his annual base salary if threshold performance objectives are met, 75% of his annual base salary if target performance objectives are met and up to a maximum of 125% of his base salary for top performance.
Terms of Separation with our Former Executive Officers
Messrs. Carroll, Pappagallo and Splain
Pursuant to the terms of their previously executed employment agreements, in connection with their resignations each of Mr. Carroll, Mr. Pappagallo and Mr. Splain were entitled to receive base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to their separation agreements, pursuant to the terms of their previously executed employment agreements, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that had not been transferred are automatically forfeited as of the resignation date; and (ii) any LTIP units that were not vested were automatically forfeited as of the resignation date.
As previously discussed, each of Mr. Carroll, Mr. Pappagallo and Mr. Splain and the Company entered into a separation agreement and release in connection with their resignation. The separation agreements provide: (i) that the executive will continue to comply with the confidentiality and non-solicitation covenants in his employment agreement, but that the non-compete covenant will be waived; (ii) a general release by the executive of any claims, except to indemnification rights pursuant to written agreement or applicable law; (iii) that the executive will cooperate with the Company with respect to certain matters, including the transition of such executive’s responsibilities for a period of six months, and any litigation related to the executive’s services or areas of responsibility during his employment; (iv) subject to the Company’s right to claw back in the event the executive breaches certain provisions of the separation agreement or is found to have violated federal securities laws, the executive will receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which has been completed and performance targets achieved, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved (79,454 LTIP units for Mr. Carroll, 46,737 LTIP units for Mr. Pappagallo, and 14,020 RSUs for Mr. Splain); (v) with respect to Mr. Carroll’s separation agreement, Mr. Carroll will receive 17,000 operating partnership units underlying an LTIP award that relate to a Company performance objective that has already been achieved, subject to such performance objective remaining achieved at December 31, 2016, and (vi) other customary separation agreement provisions.
Mr. Bernstein
Pursuant to the severance terms of his employment agreement, Mr. Bernstein received cash severance of $1,650,436, representing the sum of his 2015 target annual bonus, pro-rated based on the number of days during the fiscal year that he was employed prior to his termination date, plus (x) 200% of his base salary, and (y) the sum of his annual bonuses payable in respect of the two fiscal years immediately prior to the termination date. Mr. Bernstein is also entitled to a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of his termination. In addition, pursuant to the terms of his RSU Award Agreements, 43,322 outstanding RSUs held by Mr. Bernstein vested upon his termination and the remainder of his unvested RSUs were forfeited. See “Option Exercises and Stock Vested In Fiscal 2015.”
Outstanding Equity Awards at 2015 Fiscal Year End
The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Current Officers
Steven F. Siegel	4,568(1)	117,945	46,500(4)	1,200,630
			44,021(5)	1,136,622
Michael Hyun	128,876(2)	3,200,000	—	—
Former Officers
Michael A. Carroll	18,265(1)	471,602	185,874(4)	4,799,266
			168,787(5)	4,358,080
Michael V. Pappagallo	10,743(1)	277,384	109,333(4)	2,822,978
			100,289(5)	2,589,462
Steven A. Splain	3,045(1)	78,621	31,000(4)	800,420
			29,348(5)	757,765
Dean Bernstein(6)	—	—	—	—
(1)
Reflects RSUs or LTIP Units, as applicable, including, with respect to LTIP Units, units awarded in connection with dividend equivalent adjustments, that have been earned based on performance for the period from January 1, 2015 to December 31, 2015 and vested on January 1, 2016.

(2)
Reflects RSUs granted in December 2015 and that vest in four equal annual installments beginning December 14, 2016, subject to continued service through each vesting date.

(3)
Amounts reported are based on the closing market price of our common stock as of December 31, 2015. For purposes of this table, it is assumed that the value of one LTIP Unit was equal to the value of one share of our common stock on such date.

(4)
Reflects performance-based RSUs or LTIP Units, as applicable, granted on March 18, 2014 with respect to the performance periods beginning on January 1, 2014 and ending on December 31, 2015 (the “two-year performance period”) and beginning on October 29, 2013 and ending on December 31, 2016 (the “three-year performance period”). As more fully described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units,” RSUs and LTIP Units granted with respect to the two-year performance period, will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee makes a determination with respect to the two-year performance period after December 31, 2015 and 50% will vest on January 1, 2017, in each case subject to continued employment. RSUs and LTIP Units granted with respect to the three-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee makes a determination with respect to the three-year performance period after December 31, 2016, 25% will vest on January 1, 2018, and 25% will vest on January 1, 2019, in each case subject to continued employment.
The table below sets forth the number of RSUs or LTIP Units, as applicable, including LTIP Units awarded in connection with dividend equivalent adjustments, subject to each performance period. The two-year performance period amounts below reflect target amounts. Messrs. Carroll, Pappagallo, and Splain received awards pursuant to their separation agreements with respect to the two-year performance period assuming target achievement of performance and non-satisfaction of individual goals, including dividend equivalent adjustments. In all cases amounts actually received for the two-year performance period were less than the amounts set forth below. Results for the three-year performance period cannot be determined at this time. As results to date indicate achievement at or close to maximum level for the three-year performance period, the amounts reflected are the maximum amounts. Messrs. Pappagallo and Splain forfeited all awards with respect to the three-year performance period pursuant to their separation agreements. Pursuant to his separation agreement, Mr. Carroll forfeited all awards with respect to the three-year performance period, other than an award of 17,000 LTIP Units, which will vest on December 31, 2016, assuming a strategic objective, which was met as of the date of his separation agreement, continues to be met as of December 31, 2016.
	Performance Period:	Two-Year Performance Period	Three-Year Performance Period
	Based on Plan Achievement Level:	Target	Maximum
Current Officers
Steven F. Siegel		15,000	31,500
Former Officers
Michael A. Carroll		59,958	125,916
Michael V. Pappagallo		35,267	74,066
Steven A. Splain		10,000	21,000
(5)
Reflects performance-based RSUs or LTIP Units, as applicable, granted on February 24, 2015 with respect to the performance periods beginning on January 1, 2015 and ending on December 31, 2015 (the “one-year performance period”) and beginning on January 1, 2015 and ending on December 31, 2017 (the “three-year performance period”). As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, RSUs and LTIP Units granted with respect to the one-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee makes a determination with respect to the one-year performance period after December 31, 2015, 25% will vest on January 1, 2017 and 25% will vest on January 1, 2018, in each case subject to continued employment. RSUs and LTIP Units granted with respect to the three-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee makes a determination with respect to the three-year performance period after December 31, 2017, 25% will vest on January 1, 2019, and 25% will vest on January 1, 2020, in each case subject to continued employment.

The table below sets forth the number of RSUs or LTIP Units, as applicable, including LTIP Units awarded in connection with dividend equivalent adjustments, subject to each performance period. As results of the one-year performance period were at or close to the maximum level, the amounts below reflect maximum amounts. Messrs. Carroll, Pappagallo, and Splain, however, received awards in February 2016 pursuant to their separation agreements with respect to the one-year performance period assuming target achievement of performance and non-satisfaction of individual goals, including dividend equivalent adjustments.
As results to date indicate achievement at or close to target levels for the three-year performance period, the amounts reflected below are the target amounts. Messrs. Carroll, Pappagallo and Splain forfeited all awards with respect to the three-year performance period pursuant to their separation agreements.

	Performance Period:	One-Year Performance Period	Three-Year Performance Period
	Based on Plan Achievement Level:	Maximum	Target
Current Officers
Steven F. Siegel		17,935	26,086
Former Officers
Michael A. Carroll		67,754	101,033
Michael V. Pappagallo		40,859	59,430
Steven A. Splain		11,957	17,391
(6)
In connection with his termination on December 11, 2015, all of Mr. Bernstein’s outstanding RSUs were either vested or forfeited in connection with his termination. See “Compensation Discussion and Analysis—Long-Term Equity Compensation.”

Option Exercises and Stock Vested in Fiscal 2015
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)(2)
Current Officers
Steven F. Siegel	(1)	3,040,505
Michael Hyun	(1)	—
Former Officers
Michael A. Carroll	(1)	7,764,090
Michael V. Pappagallo	(1)	5,464,933
Steven A. Splain	(1)	2,270,639
Dean Bernstein	(1)	3,408,321
(1)
Reflects the vesting of   (i) unvested shares of our restricted stock received at the time of the IPO (each, an “IPO Award”), (ii) performance and time-vesting RSUs or LTIP Units granted pursuant to the 2013 Omnibus Incentive Plan in respect of the performance period beginning on January 1, 2014 and ending on December 31, 2014, as further described below and (iii) for Mr. Bernstein only, the RSUs that vested upon his termination from the Company (“Termination RSUs”). The terms of the RSUs and LTIP Units are described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units.” The IPO Awards presented in the table above for Messrs. Carroll, Pappagallo, Splain and Bernstein vested in May 2015 prior to the dates of their resignations/terminations from the Company.

	Award	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Number of Vested LTIP Units (#)	Vesting Date	Value Received on Vesting ($)
Current Officers
Mr. Siegel	IPO Award	123,489	—	5/1/2015	2,924,219
	RSU Award	4,571	—	2/24/2015	116,286
Mr. Hyun	—	—	—	—	—
Former Officers
Mr. Carroll	IPO Award	308,717	—	5/1/2015	7,310,418
	LTIP Unit Award	—	17,833	2/24/2015	453,672
Mr. Pappagallo	IPO Award	219,513	—	5/1/2015	5,198,067
	LTIP Unit Award	—	10,490	2/24/2015	266,866
Mr. Splain	IPO Award	92,615	—	5/1/2015	2,193,123
	RSU Award	3,047	—	2/24/2015	77,516
Mr. Bernstein	IPO Award	95,564	—	5/1/2015	2,262,955
	RSU Award	3,301	—	2/24/2015	83,977
	Termination RSUs	43,322	—	12/11/2015	1,061,389
(2)
Value received on vesting is based on the closing price of our common stock on the applicable vesting date. For purposes of this table, it is assumed that one LTIP Unit is equal in value to one share of our common stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described under the heading “Compensation Discussion and Analysis—Long-Term Equity Compensation” elsewhere in this proxy statement and such conditions have not been met for the LTIP Units included in this table.

Pension Benefits for Fiscal 2015
We have no pension benefits for the executive officers.
Nonqualified Deferred Compensation for Fiscal 2015
We have no nonqualified defined contribution or other nonqualified compensation plans for executive officers.
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our current named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control (“CIC”) occurred, in each case, on December 31, 2015, the last business day of fiscal 2015. In addition, the table describes (1) the potential payments and benefits that would have been payable to Messrs. Carroll, Pappagallo and Splain, who resigned in February 2016, under plans and contractual arrangements in effect as of December 31, 2015 assuming a Qualifying Termination of employment on December 31, 2015 and (2) the actual value of the accelerated equity received by each of
Messrs. Carroll, Pappagallo and Splain under their separation agreements in connection with their February 2016 resignations. The amounts shown in the table below for Messrs. Carroll, Pappagallo and Splain do not include base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance that they were entitled to receive pursuant to the terms of their previously executed employment agreements. The amounts shown in the table also do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. Except as noted in footnotes 4 and 5, for purposes of the table below, a “Qualifying Termination” refers to a termination by BPG Subsidiary without “cause” (as defined in the named executive officers’ employment agreements) or by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Employment Agreements with Our Named Executive Officers”).

Name	Cash Severance(1) ($)	Continuation of Health Benefits(2) ($)	Gross-Up Payments(3) ($)	Value of Accelerated Equity(4)(5) ($)	Total ($)
Current Officers
Steven F. Siegel
Qualifying Termination, no CIC	1,886,903	16,216		1,743,603	3,646,722
Qualifying Termination, CIC	1,886,903	16,216		2,520,910	4,424,029
CIC without Termination	—	—		2,520,910	2,520,910
Death or Disability Termination	292,500	—		1,743,603	2,036,103
Death or Disability Outside of Employment	292,500	—		1,743,603	2,036,103
Michael Hyun
Qualifying Termination, no CIC	2,355,000	5,749		3,327,578	5,682,578
Qualifying Termination, CIC	2,355,000	5,749		3,327,578	5,682,578
CIC without Termination	—	—		—	—
Death or Disability Termination	277,500	—		3,327,578	3,605,078
Death or Disability Outside of Employment	277,500	—		3,327,578	3,605,078
Former Officers
Michael A. Carroll
Qualifying Termination, no CIC	4,865,700	18,420	—	6,585,416	11,469,536
Actual Value of Accelerated Equity Under Separation Agreement(6)	—	—		2,207,180	2,207,180
Michael V. Pappagallo
Qualifying Termination, no CIC	3,813,391	18,420	—	3,873,645	7,705,456
Actual Value of Accelerated Equity Under Separation Agreement(7)	—	—		1,298,332	1,298,332
Steven A. Splain
Qualifying Termination, no CIC	1,417,418	18,420		1,162,559	2,598,397
Actual Value of Accelerated Equity Under Separation Agreement(8)	—	—		389,494	389,494
Dean Bernstein(9)	—	—	—	—	—
(1)
Under their employment agreements, each of Messrs. Carroll, Pappagallo, Siegel, Hyun and Splain is entitled to receive a cash severance amount that consists of an annual bonus in an amount equal to his or her target bonus, pro-rated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus in the case of a Qualifying Termination, an amount equal to the sum of   (x) 200% of base salary, and (y) the sum of such executive’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the termination date; provided that if either Reference Fiscal Year is less than a full 12 months, then the annual bonus payable in respect of such fiscal year will be annualized prior to making the foregoing calculation.

(2)
Reflects the cost of providing the executive officer with a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of termination.

(3)
The Company’s named executive officers’ payments upon termination that become subject to tax under Code Section 4999 entitle them to a modified gross-up. In order for the executives to receive any gross-up on such payments, the payments must exceed the limit established under the Code for determining whether any tax is due by 120%. All of the named executive officers’ payments were below this limit so would not have triggered a tax under Code Section 4999.

(4)
If a named executive officer were terminated as a result of a Qualifying Termination, such individual would receive a portion of the RSU or LTIP Unit awards, as applicable, granted in 2014, with the number determined as follows:

•
the remaining 50% of the tranche 1 award that was scheduled to vest on January 1, 2016;

•
with respect to tranche 2 of the award, the entirety of tranche 2 based on actual performance for the two-year performance period; and

•
with respect to tranche 3 of the award, based on actual performance through the termination date (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents) prorated for the performance period through December 31, 2015;

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level but prorated for tranche 3 of the award as provided above. The named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2015.

In addition, if a named executive officer were terminated as a result of a Qualifying Termination, such individual would receive a portion of the RSU or LTIP Unit awards, as applicable, granted in 2015, with the number determined as follows:
•
with respect to the one-year measurement component of the award, the entirety of such component based on actual performance for the one-year performance period; and

•
with respect to the three-year measurement component of the award, based on actual performance through the termination date (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents) prorated for the performance period through December 31, 2015;

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level but prorated for the three-year measurement component as provided above. The named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2015.

For purposes of the foregoing, “Qualifying Termination” means a termination of the individual’s employment (w) by the Company without “Cause” (as that term is defined in the Company’s Omnibus Incentive Plan, except that termination of the individual’s employment by the Company for poor performance (as determined by a majority of the management committee) shall constitute a termination by the Company for “Cause”) or while the individual has a Disability (as defined in the Company’s Omnibus Incentive Plan), (x) if the individual’s written employment agreement with the Company (or any affiliate) includes a definition of  “good reason” or “constructive termination,” by the individual for “good reason” or “constructive termination” (as defined in such written employment agreement), (y) which is a retirement, or (z) resulting from the individual’s death.
In addition, in the event of a Change in Control (with or without a Qualifying Termination) during the named executive officer’s employment and prior to the completion of any applicable performance period, such individual would receive a portion of the RSUs or LTIP Unit awards, as applicable, granted in 2014, with the number determined as follows:
•
the remaining 50% of the tranche 1 award that was scheduled to vest on January 1, 2016

•
with respect to tranche 2 of the award, the entirety of tranche 2 based on actual performance for the two-year performance period; and

•
with respect to tranche 3 of the award, based on actual performance through the date of the Change in Control (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents);

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level. The named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2015.

In the event of a Change in Control during the named executive officer’s employment and prior to the completion of any applicable performance period, such individual would receive a portion of the RSUs or LTIP Unit awards, as applicable, granted in 2015, with the number determined as follows:
•
with respect to the one-year measurement component of the award, the entirety of such component based on actual performance for the one-year performance period; and

•
with respect to the three-year measurement component of the award, based on actual performance through the date of the Change in Control (plus, in the case of LTIP Units, any LTIP Units earned in respect of dividend equivalents);

•
provided, in each case, that any performance criteria based on achievement of company-wide strategic objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level. The named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2015.

(5)
For purposes of the table above, we have assumed no value for Mr. Hyun attributable to the March 2016 RSU Award as defined in Mr. Hyun’s employment agreement.

(6)
Mr. Carroll resigned in February 2016. The amount presented under “Actual Amounts Paid Under Separation Agreement” is based on the closing price of our common stock on February 5, 2016, the effective date of his resignation. Pursuant to the terms of his employment agreement, Mr. Carroll was entitled to receive base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to his separation agreement, pursuant to the terms of his employment agreement, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that had not been transferred are automatically forfeited as of the resignation date; and (ii) any LTIP units that were not vested were automatically forfeited as of the resignation date. Mr. Carroll’s separation agreement provided that, subject to the Company’s right to claw back in the event he breaches certain provisions of the separation agreement or is found to have violated federal securities laws, Mr. Carroll was entitled to receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which was completed and performance targets achieved as of the resignation date, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. As a result Mr. Carroll was entitled to receive 79,454 LTIP units plus 4,088 dividend equivalents through the date of his resignation from the Company. In addition, Mr. Carroll’s separation agreement provided that Mr. Carroll is entitled to receive 17,000 operating partnership units underlying an LTIP award that relate to a Company performance objective that has already been achieved, subject to such performance objective remaining achieved at December 31, 2016. The value of these 17,000 operating partnership units which remain subject to vesting are not reflected in the table.

(7)
Mr. Pappagallo resigned in February 2016. The amount presented under “Actual Amounts Paid Under Separation Agreement” is based on the closing price of our common stock on February 5, 2016, the effective date of his resignation. Pursuant to the terms of his employment agreement, Mr. Pappagallo was entitled to receive base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to his separation agreement, pursuant to the terms of his employment agreement, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that had not been transferred are automatically forfeited as of the resignation date; and (ii) any LTIP units that were not vested were automatically forfeited as of the resignation date. Mr. Pappagallo’s separation agreement provided that, subject to the Company’s right to claw back in the event he breaches certain provisions of the separation agreement or is found to have violated federal securities laws, Mr. Pappagallo was entitled to receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which was completed and performance targets achieved as of the resignation date, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. As a result Mr. Pappagallo was entitled to receive 46,737 LTIP units plus 2,405 dividend equivalents through the date of his resignation from the Company.

(8)
Mr. Splain resigned in February 2016. The amount presented under “Actual Amounts Paid Under Separation Agreement” is based on the closing price of our common stock on February 5, 2016, the effective date of his resignation. Pursuant to the terms of his employment agreement, Mr. Splain was entitled to receive base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to his separation agreement, pursuant to the terms of his employment agreement, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that had not been transferred are automatically forfeited as of the resignation date; and (ii) any LTIP units that were not vested were automatically forfeited as of the resignation date. Mr. Splain’s separation agreement provided that, subject to the Company’s right to claw back in the event he breaches certain provisions of the separation agreement or is found to have violated federal securities laws, Mr. Splain was entitled to receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which was completed and performance targets achieved as of the resignation date, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. As a result Mr. Splain was entitled to receive 14,020 RSUs plus a dividend equivalent cash amount equal to $19,086.
(9)
Mr. Bernstein was not an employee as of December 31, 2015. Pursuant to the severance terms of his employment agreement, Mr. Bernstein received cash severance of  $1,404,638, representing 200% of base salary as of his termination date plus the sum of his annual bonuses for 2014 and 2013 plus a prorated bonus for 2015 of  $245,753. Mr. Bernstein is also entitled to a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of his termination. In addition, pursuant to the terms of his RSU Award Agreements, 43,322 outstanding RSUs held by Mr. Bernstein vested upon his termination. See “Option Exercises and Stock Vested in Fiscal 2015.”

Compensation of Directors

In 2015, our directors who are also our employees or employees of Blackstone received no compensation for their services as directors. Messrs. Berman, Deering, Dickson and Rahm and Ms. Sulzberger, who were compensated for their services as directors in 2015, received annual fees as follows:
•
$60,000 in cash, paid quarterly in arrears;

•
5,000 shares of restricted stock, which vest on the anniversary of the grant date;

•
$17,500 in cash in fees for service on the audit committee (or $22,500 in cash for serving as chairperson of the audit committee);

•
$12,500 in cash in fees for service on the nominating and corporate governance committee; and

•
$12,500 in cash in fees for service on the compensation committee.

Mr. Dickson and Ms. Sulzberger received prorated compensation for their time of service on the board. The table below sets forth information regarding director compensation, except for Mr. Carroll, which is detailed in the “Summary Compensation Table,” for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Equity Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	$—	$—	$—	$—	$—	$—	$—
Michael Berman	95,000	127,700(b)	—	—	—	—	222,700
Anthony W. Deering	90,000	127,700(b)	—	—	—	—	217,700
Thomas W. Dickson	49,857	130,850(c)	—	—	—	—	180,707
Jonathan D. Gray	—	—	—	—	—	—	—
William D. Rahm	92,644	130,850(c)	—	—	—	—	223,494
William J. Stein	—	—	—	—	—	—	—
Gabrielle Sulzberger	45,364	119,250(d)	—	—	—	—	164,614
(a)
Equity Awards represent the grant date fair value for the shares of restricted stock granted during 2015.

(b)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $25.54 per share.

(c)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $26.17 per share.

(d)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $23.85 per share.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of December 31, 2015 were Messrs. Berman, Dickson and Rahm. The current members of the Compensation Committee are Messrs. Dickson and Rahm and Ms. Sulzberger. Messrs. Schreiber and Stein also served on the committee during the 2015 fiscal year. None of these directors was, during the fiscal year, an officer or employee of the Company and none was formerly an officer of the Company. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served on the compensation committee or as a director of the Company. Mr. Stein is an affiliate of Blackstone and we have been party to certain transactions with Blackstone described in the “Transactions with Related Persons” section of this proxy.

Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Outstanding Brixmor Interests as of April 1, 2016 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers, including our interim President and Chief Executive Officer and interim Chief Financial Officer, as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)	Number of OP Units Beneficially Owned(2)	Percentage of All Outstanding Brixmor Interests(1)(2)
Principal Stockholder
Blackstone(3)	108,053,553		4,976,248
Directors and Named Executive Officers(4):
Michael A. Carroll(5)	995,758		167,628
John G. Schreiber	5,000	—	—	—
Michael Berman(7)	25,283		—
Anthony W. Deering(7)	62,925		—
Thomas W. Dickson(7)	10,000		—
Jonathan D. Gray(6)	597,637		—
William D. Rahm(7)	15,000		—	—
William J. Stein(6)	—	—	—	—
Gabrielle Sulzberger(7)	5,000		—
Daniel B. Hurwitz	26,478		—
Barry Lefkowitz	6,619		—
Michael V. Pappagallo	364,866		93,253
Steven F. Siegel(8)	344,072		14,630
Steven A. Splain	278,506		10,974
Michael Hyun	—		—
Dean Bernstein	290,386		12,802
Directors and Executive Officers as a Group (14 persons)(9)	1,361,296		41,290
*
Less than 1%.

(1)
Assumes 299,257,744 shares of our common stock and 344,611,693 OP Units outstanding as of April 1, 2016.

(2)
Subject to certain requirements and restrictions, the OP Units are redeemable for cash or, at our option, exchangeable for shares of our common stock, on a one-for-one basis, subject to the ownership limit and other restrictions on ownership and transfer of our stock set forth in our charter. Beneficial ownership of OP Units reflected in this table is presented separately from the beneficial ownership of the shares of our common stock for which such OP Units may be exchanged. Amounts shown for Messrs. Carroll and

Pappagallo include 119,640 LTIP Units and 70,375 LTIP Units respectively. Upon satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, each LTIP Unit may be converted, at the election of the holder, into an OP Unit. The aggregate amount of OP Units held by Directors and Executive Officers as a group includes 201,902 LTIP Units.
(3)
Amounts beneficially owned reflect 620,041 shares of our common stock directly held by Blackstone Retail Transaction II Holdco L.P. (“Blackstone Retail Transaction II”). Amounts beneficially owned also reflect 27,257,682 shares of our common stock directly held by BRX BRPTP II Holdco LLC. BRX BRPTP II Holdco LLC is a wholly-owned subsidiary of Blackstone Retail Transaction II. The general partner of Blackstone Retail Transaction II is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.

Amounts beneficially owned also reflect 57,231,146 shares of our common stock directly held by BRX Holdco II LLC, 1,406,041 shares of our common stock directly held by BRX Holdco LLC, 5,941,300 shares of our common stock directly held by BRX BREP VI.TE.1 Holdco A LLC, 12,783,366 shares of our common stock held directly by BRX BREP VI.TE.2 Holdco A LLC, 94,911 shares of our common stock directly held by BRX BREH VI Holdco A LLC, and 162,831 shares of our common stock directly held by BRX BREH VI-ESC Holdco A LLC.
BRX Holdco II LLC is a wholly-owned subsidiary of BRX Holdco LLC. BRX Holdco LLC is a wholly-owned subsidiary of BRE Retail Holdco L.P. BRX BREP VI.TE1 Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Partners VI.TE.1 L.P. BRX BREP VI.TE2 Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Partners VI.TE.2 L.P.
The general partner of each of BRE Retail Holdco L.P., Blackstone Real Estate Partners VI.TE.1 L.P. and Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The managing member of BREA VI L.L.C. is Blackstone Holdings III L.P.
BRX BREH VI Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VI L.P. BRX BREH VI-ESC Holdco A LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VI-ESC L.P. BREP VI Side-by-Side GP L.L.C. is the general partner of each of Blackstone Real Estate Holdings VI L.P. and Blackstone Real Estate Holdings VI-ESC L.P. Blackstone Holdings III L.P. is the sole member of BREP VI Side-by-Side GP L.L.C.
Amounts beneficially owned also reflect 2,535,469 shares of our common stock directly held by BRX Throne REIT Holdco A LLC, 3,385 shares of our common stock directly held by BRX Throne REIT BREH VII Holdco A LLC, and 17,381 shares of our common stock directly held by BRX Throne REIT BREH VII-ESC Holdco A LLC.
Each of BRX Throne REIT BREH VII Holdco A LLC and BRX Throne REIT BREH VII Holdco B LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VII L.P. Each of BRX Throne REIT BREH VII-ESC Holdco A LLC and BRX Throne REIT BREH VII-ESC Holdco B LLC is a wholly-owned subsidiary of Blackstone Real Estate Holdings VII-ESC L.P.
Each of BRX Throne REIT Holdco A LLC and BRX Throne REIT Holdco B LLC is a wholly-owned subsidiary of BRE Throne REIT Holdco LLC. The sole member of BRE Throne REIT Holdco LLC is BRE Throne REIT Parent LLC. The members of BRE Throne REIT Parent LLC are the BRE Southeast Retail Partnerships (as defined below), Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., and Blackstone Real Estate Partners VII.TE.6 L.P.
Amounts beneficially owned also reflect 4,269,070 OP Units directly held by BRE Southeast Retail and 707,178 OP Units directly held by BRE Throne JV. BRE Southeast Retail is owned by Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.TE.3 L.P., Blackstone Real Estate Holdings VII L.P., Blackstone Real Estate Holdings VII-ESC L.P. and Blackstone Family Real Estate Partnership VII-SMD L.P. (the “BRE Southeast Retail Partnerships”) and Blackstone Real Estate Partners VII.F (AV) L.P. The sole member of BRE Throne JV is BRE Throne Parent LLC. The sole member of BRE Throne Parent LLC is BRE Throne Parent Holdco LLC. The sole member of BRE Throne Parent Holdco LLC is BRE Throne Holdings Member LLC. The sole member of BRE Throne Holdings Member LLC is BRE Throne NR Parent LLC (“BRE Throne Parent”). BRE Throne Parent is owned by the BRE Southeast Retail Partnerships, Blackstone Real Estate Partners VII.F (AV) L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., and Blackstone Real Estate Partners VII.TE.6 L.P.

The general partner of Blackstone Family Real Estate Partnership VII-SMD L.P. is Blackstone Family GP L.L.C., which is in turn, wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BREP VII Side-By-Side GP L.L.C. is the general partner of both Blackstone Real Estate Holdings VII-ESC L.P. and Blackstone Real Estate Holdings VII L.P. The sole member of BREP VII Side-By-Side GP L.L.C. is Blackstone Holdings III L.P.
The general partner of each of Blackstone Real Estate Partners VII.F L.P., Blackstone Real Estate Partners VII.F (AV) L.P., Blackstone Real Estate Partners VII L.P., Blackstone Real Estate Partners VII.TE.1 L.P., Blackstone Real Estate Partners VII.TE.2 L.P., Blackstone Real Estate Partners VII.TE.3 L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P. and Blackstone Real Estate Partners VII.TE.6 L.P. is Blackstone Real Estate Associates VII L.P. The general partner of Blackstone Real Estate Associates VII L.P. is BREA VII L.L.C. The managing member of BREA VII L.L.C. is Blackstone Holdings III L.P.
Amounts beneficially owned exclude 24,875 shares of our common stock directly held by Steve A. Schwarzman and 234,723 shares directly held by The Schwartzman Foundation, a foundation over which Mr. Schwarzman may be deemed to have investment and voting power.
The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
As of January 26, 2016, Blackstone entities have pledged, hypothecated or granted security interests in approximately 106.0 million shares of our common stock pursuant to a margin loan agreement with customary default provisions, and may pledge additional shares under such margin loan agreement in the future. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.
(4)
Our named executive officers for 2015 were Michael A. Carroll, Michael V. Pappagallo, Steven F. Siegel, Steven A. Splain, Michael Hyun and Dean Bernstein.

(5)
Mr. Carroll owns 15,000 of our common stock jointly with his spouse.

(6)
Messrs. Gray and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone. Amounts shown for Mr. Gray include 540,369 shares held directly by The Gray Foundation. The address for Messrs. Gray and Stein is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(7)
As described in “Compensation of Directors,” the following directors have received grants of shares of restricted stock: (1) each of Mr. Berman and Mr. Deering received, at the time of the IPO, a grant of 5,000 shares of restricted stock and, on each of December 1, 2014 and December 1, 2015, a grant of 5,000 shares of restricted stock; (2) Mr. Dickson and Mr. Rahm each received a grant of 5,000 shares of restricted stock on April 1, 2015; (3) Ms. Sulzberger received a grant of 5,000 shares of restricted stock on June 8, 2015; and (4) Mr. Schreiber received a grant of 5,000 shares of restricted stock on March 2, 2016. In addition to shares of our common stock awarded to Mr. Deering by the Company, 45,700 shares of stock are held in the Anthony W. Deering Revocable Trust, of which Mr. Deering serves as trustee and is a beneficiary along with his spouse. In addition, amounts shown for Mr. Deering include 2,225 shares held directly by The Charlesmead Foundation. Mr. Deering serves on the board of directors of The Charlesmead Foundation and therefore may be deemed to have shared voting and investment power over shares held directly by The Charlesmead Foundation. In addition, amounts shown for each of Messrs. Dickson and Rahm include 5,000 shares of our common stock granted on April 1, 2015.

(8)
Excludes 1,000 shares owned by Mr. Siegel’s adult daughter residing in his home as to which Mr. Siegel disclaims beneficial ownership.

(9)
Mr. Bernstein was not employed by the Company after December 11, 2015 and his shares are not included in these totals. Messrs. Carroll, Pappagallo and Splain resigned in February 2016 and their shares also are not included in these totals.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers, directors and Blackstone, we believe that our executive officers, directors and Blackstone filed all reports required by Section 16(a) of the Exchange Act on a timely basis.

Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.

Property Management Agreements

We have been managing certain properties owned by Blackstone and its affiliates. Following the IPO, we continued to manage the Non-Core Properties pursuant to management agreements for which we received customary management, leasing and other fees.
Property and asset management fees received from Blackstone and its affiliates were $1.631 million for the year ended December 31, 2015. The fees and expense reimbursements payable to us under the property and asset management agreements are generally consistent with what would be charged to a third party owner that is not affiliated with Blackstone. The agreements are generally terminable by the owner in the event of a sale or upon 30 days’ written notice.

Stockholders’ Agreement

In 2013, in connection with the IPO, we entered into a stockholders’ agreement with Blackstone and its affiliates. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders (each a “Blackstone Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the number of Blackstone Directors serving as directors of our company will be equal to: (1) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50% of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our board of directors; (2) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors; (3) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors; (4) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the total Outstanding Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors; and (5) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of the total Outstanding

Brixmor Interests as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. For so long as the stockholders’ agreement remains in effect, Blackstone Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our board created by the removal or resignation of a Blackstone Director, the stockholders’ agreement will require us to nominate an individual designated by Blackstone for election to fill the vacancy. In addition, the stockholders’ agreement and our charter and bylaws require that certain amendments to our charter and bylaws, and any change to the number of our directors, will require the consent of Blackstone.
On January 16, 2015, when Blackstone ceased to own a majority of the shares of our common stock, Nadeem Meghji, a Blackstone Director, resigned from our board of directors to ensure that Blackstone employees no longer constituted a majority of our board of directors. On July 27, 2015, A.J. Agarwal, a Blackstone Director, resigned from our board of directors. As a result of Mr. Agarwal’s resignation, our board was reduced to nine directors, with only three Blackstone Directors remaining on our board.
The stockholders’ agreement will remain in effect until Blackstone is no longer entitled to nominate a Blackstone Director pursuant to the stockholders’ agreement, unless Blackstone requests that it terminate at an earlier date.

Registration Rights Agreement

In 2013, in connection with the IPO, we entered into a registration rights agreement that provides Blackstone an unlimited number of ”demand” registrations and customary “piggyback” registration rights. Under the registration rights agreement, we also agreed to register the delivery to the exchanging party of shares of our common stock upon exchange or redemption of Outstanding OP Units or, if such registration is not permitted, the resale of such shares of common stock by such exchanging party. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

Indemnification Agreements

In 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Other

In February 2016 the Company entered into separation and release agreements with Messrs. Carroll, Pappagallo and Splain. Refer to “Narrative Disclosure to Summary Compensation Table and
Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers” above for a description of these agreements.

Equity Compensation Plan Information
The following table provides information about our Equity Compensation Plans as of December 31, 2015:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted–average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	1,575,243	$—	13,255,931
Equity compensation plan not approved by security holders	—	—	—
Total	1,575,243	—	13,255,931

Stockholder Proposals for the 2017 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2017 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2017 Annual Meeting Proxy Statement and form of proxy to be made available in April 2017, the proposal must be received by our Corporate Secretary on or before December 22, 2016. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business, Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to stockholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business, Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to stockholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such public announcement is first made by the Company.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Steven F. Siegel, 450 Lexington Avenue, New York, New York 10017, (212) 869-3000.

Other Business
The Board does not know of any other matters that may be properly brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brixmor.com) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
450 Lexington Avenue
New York, New York 10017

BRIXMOR PROPERTY GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIXMOR PROPERTY GROUP INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 16, 2016

The undersigned hereby appoints Steven F. Siegel and Patrick Bennison as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Brixmor Property Group Inc. held of record by the undersigned on Friday, April 8, 2016 (the “Record Date”), at the 2016 annual meeting of stockholders to be held on June 16, 2016 (the “Annual Meeting”), and at any adjournment or postponement thereof, and further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such annual meeting of stockholders (including any motion to amend the resolutions proposed at the meeting and any motions to adjourn the meeting) and at any adjournment or postponement thereof.

This proxy card, when properly executed and delivered, will be voted in the manner directed on the reverse side. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.

Address changes/comments: ____

____

Please mark, date, sign, and mail your proxy promptly in the envelope provided
IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲
KEEP THIS PORTION FOR YOUR RECORDS.

Important Notice for Brixmor Property Group Inc. Stockholders
2016 Annual Meeting of Stockholders
Thursday, June 16, 2016
10:00 a.m. Eastern Daylight Time
Offices of Simpson Thacher & Bartlett LLP
425 Lexington Ave., New York, NY 10017

Important Notice Regarding the Availability of Proxy Materials:
The Proxy Statement, our Annual Report on Form 10-K and our 2015 Annual Report to Stockholders are available at:
www.viewproxy.com/brixmor/2016

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this ☒

Nominee	FOR	WITHHOLD
01 Daniel B. Hurwitz	☐	☐
02 John G. Schreiber	☐	☐
03 Michael Berman	☐	☐
04 Anthony W. Deering	☐	☐
05 Thomas W. Dickson	☐	☐
06 Jonathan D. Gray	☐	☐
07 William D. Rahm	☐	☐
08 William J. Stein	☐	☐
09 Gabrielle Sulzberger	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte LLP as our independent registered public accounting firm for 2016.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

For address changes and/or comments, please check ☐ this box and write them on the back where indicated

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

____
Signature

____
Signature (if held jointly)

Date: ___________________________________ , 2016

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.